Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-187623, 333-187623-01 and 333-187623-02

This prospectus supplement and the prospectus are not complete and may be changed.   This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2015

Prospectus Supplement to Prospectus dated August 6, 2015

$392,157,000

Series 2015-5 Asset Backed Notes

Ford Credit Floorplan Master Owner Trust A

Issuing Entity or Trust

Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Depositors	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should read carefully the risk factors beginning on page S-12 of this prospectus supplement and on page 9 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, either depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if used with the prospectus.

The trust will issue:		Principal Amount	Interest Rate	Expected Final Payment Date	Final Maturity Date
Class A-1 notes(1)	}	$375,000,000	•%	August 15, 2020	August 15, 2022
Class A-2 notes(1)			One-month LIBOR + •%	August 15, 2020	August 15, 2022
Class B notes		$17,157,000	•%	August 15, 2020	August 15, 2022
Class C notes(2)		$24,510,000	•%	August 15, 2020	August 15, 2022
Class D notes(2)		$14,706,000	•%	August 15, 2020	August 15, 2022
Total		$413,373,000

(1)            The allocation of the principal amount between the Class A-1 and Class A-2 notes will be determined on the day of pricing.

(2)            The Class C and Class D notes are not being offered by this prospectus supplement or the prospectus.

•             The primary asset of the trust is a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers.

•             The trust will pay interest on the notes on the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be September 15, 2015.

•             The trust expects to pay the principal of the notes on the expected final payment date set forth above.  No principal will be paid on the notes prior to the expected final payment date, unless an amortization event occurs.

•             The enhancement for the notes will be excess spread, subordination of a portion of the depositor interest, amounts in a reserve account, amounts in an accumulation period reserve account and, for each class of notes other than the Class D notes, the subordination of more junior classes to more senior classes.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	•%	•%	•%
Class A-2 notes	•%	•%	•%
Class B notes	•%	•%	•%
Total	$•	$•	$•

(1)            Before deducting expenses estimated to be $• and any selling concessions rebated to the depositors by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Barclays	Deutsche Bank Securities	Morgan Stanley	RBS

The date of this prospectus supplement is August •, 2015

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus contain information about Ford Credit Floorplan Master Owner Trust A and the terms of Series 2015-5.  You should only rely on information in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•                  Transaction Structure Diagram — shows the structure of the series, including the enhancement available for the series,

•                  Transaction Parties and Documents Diagram — shows the role of each transaction party and transaction document in the series,

•                  Summary — provides an overview of the series, the assets of the trust, the cash flows of the series and the credit and payment enhancement available for the series, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the series and the structure of the series.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents on the prior page contains references to key topics.

An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates in this prospectus supplement are not historical in nature but are forward-looking statements based on information and certain assumptions Ford Credit and the depositors consider reasonable.  Forward-looking statements are about circumstances and events that have not yet taken place.  They are uncertain and may vary materially from actual events.  Neither Ford Credit nor either depositor has any obligation to update or otherwise revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of Series 2015-5 and the enhancement available for the series.  You should read this prospectus supplement and the prospectus completely for more information about the series.

(1)          The depositor interest will be held initially by the depositors and represents the interest in the trust property not allocated to any series.  A portion of the depositor interest equal to the available subordinated amount is subordinated to the notes.

(2)          The depositors will deposit $4,313,730.00 in the reserve account on the closing date.  The amount that is required to be in the reserve account is 1.00% of the initial note balance of the Series 2015-5 notes, unless the depositors elect to increase the amount in the reserve account during a subordination step-up period or an amortization event occurs in which case the reserve account required amount will increase.

(3)          The accumulation period reserve account will be funded prior to the start of the controlled accumulation period in an amount equal to $1,078,432.50, which is 0.25% of the initial note balance of the Series 2015-5 notes.

(4)          All notes other than the Class D notes will benefit from the subordination of the more junior classes to more senior classes.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in Series 2015-5.  Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY

This summary describes the main terms of Series 2015-5, the assets of the trust, the cash flows of the series and the credit and payment enhancement available to the series.  It does not contain all of the information that you should consider in making your decision to purchase any notes.  To understand fully the terms of the notes, you should read this prospectus supplement and the prospectus completely, especially “Risk Factors” beginning on page S-12.

Transaction Overview

The trust is a master trust that owns a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers.  The trust will issue the Series 2015-5 notes backed by this revolving pool of receivables to the depositors on the closing date.  The depositors will sell the offered notes to the underwriters on the closing date who will then offer them to investors.

Transaction Parties

Sponsor, Servicer and Administrator

Ford Motor Credit Company LLC, or “Ford Credit,” a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositors

Ford Credit Floorplan Corporation, or “FCF Corp,” and Ford Credit Floorplan LLC, or “FCF LLC.”

Issuing Entity or Trust

Ford Credit Floorplan Master Owner Trust A.

Owner Trustee

U.S. Bank Trust National Association.

Indenture Trustee

The Bank of New York Mellon.

Back-up Servicer

Wells Fargo Bank, National Association, or “Wells Fargo.”

Closing Date

The trust expects to issue the Series 2015-5 notes on or about August 18, 2015, the “closing date.”

The Notes

The trust will issue the following classes of notes in Series 2015-5:

		Principal Amount	Interest Rate
Class A-1(1)	}	$375,000,000	•%
Class A-2(1)			One-month LIBOR + •%
Class B		$17,157,000	•%
Class C(2)		$24,510,000	•%
Class D(2)		$14,706,000	•%

(1)     The allocation of the principal amount between the Class A-1 and Class A-2 notes will be determined on the day of pricing.

(2)     The Class C and Class D notes are not being offered by this prospectus supplement or the prospectus.

The Class A-1 and Class A-2 notes are collectively referred to as the “Class A notes.”  The Class A notes and the Class B notes are being offered by this prospectus supplement and the prospectus and are collectively referred to as the “offered notes” and, together with the Class C and Class D notes, the “Series 2015-5 notes” or the “notes.”  The Class A-1, the Class B, the Class C and the Class D notes are sometimes referred to as the “fixed rate notes.”  The Class A-2 notes are sometimes referred to as the “floating rate notes.”  The Class A-1 and Class A-2 notes have equal rights with respect to payments of interest and principal and, unless otherwise specified in this prospectus supplement, will be treated as a single class in relation to the other classes.

The depositors may initially retain some or all of the offered notes and will initially retain the Class C and Class D notes and the depositor interest in the trust.

The Series 2015-5 notes will be issued under the indenture and an indenture supplement to be entered into between the trust and the indenture trustee, or the “indenture supplement.”

Form and Minimum Denomination

The notes will be issued in book-entry form.  The notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Payment Dates

The trust will pay interest and principal, if any, on the notes on each “payment date,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be September 15, 2015.

Interest Payments

The fixed rate notes will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or the closing date to September 15, 2015, for the first period).  The floating rate notes will accrue interest on an “actual/360” basis from the prior payment date (or the closing date, for the first period) to the following payment date.

For more information about interest payments on the notes, you should read “Description of the Notes — Payments of Interest” in this prospectus supplement.

Principal Payments

The trust expects to pay the principal of the Series 2015-5 notes in full on the expected final payment date shown below:

Notes	Expected Final Payment Date	Final Maturity Date
Class A-1	August 15, 2020	August 15, 2022
Class A-2	August 15, 2020	August 15, 2022
Class B	August 15, 2020	August 15, 2022
Class C	August 15, 2020	August 15, 2022
Class D	August 15, 2020	August 15, 2022

No principal will be paid on the notes prior to the expected final payment date, unless an amortization event occurs, after which principal will be paid monthly on each payment date.  Principal may be paid on the notes after the expected final payment date.

For more information about principal payments on the notes, you should read “Description of the Notes — Payments of Principal” in this prospectus supplement.

Trust Property

The primary asset of the trust is a revolving pool of receivables and related assets originated in accounts designated to the trust.  On June 30, 2015, the total principal balance of the receivables was $18,220,418,606.75.  The number of designated accounts was 3,521.

For more information about the accounts and receivables in the trust, you should read “Trust Property” in this prospectus supplement and in the prospectus.

Servicing

Ford Credit is the servicer.  Wells Fargo is the back-up servicer.  The trust will pay the servicer and the back-up servicer a fee each month.

For more information about the servicer and back-up servicer fees, you should read “Description of the Notes — Servicing Compensation and Payment of Expenses” in this prospectus supplement and “Servicing the Receivables — Servicing Fees and Payment of Expenses” and “— Back-up Servicer” in the prospectus.

Allocation of Collections

The servicer will collect payments on the receivables and will deposit these collections, up to the amount required for payment to each series on the following payment date, in the collection account.  Each month, the servicer will allocate interest collections, principal collections and the principal balance of defaulted receivables to:

•                  Series 2015-5,

•                  other series of notes issued by the trust, and

•                  the depositor interest.

The amounts allocated to Series 2015-5 will be based generally on the size of its invested amount compared with the adjusted pool balance of the trust.  The initial invested amount of the series will be $431,373,000, which is the initial note balance of the series.

For more information about these allocations, you should read “Description of the Notes — Investor Percentages” and “— Defaulted Receivables and Principal Collections Used to Pay Interest” in this prospectus supplement.

Application of Collections

Interest Collections

On each payment date, interest collections allocated to Series 2015-5 for the prior month will be applied in the order of priority listed below:

(1)                     Class A Interest — to pay interest due on the Class A notes,

(2)                     Class B Interest — to pay interest due on the Class B notes,

(3)                     Class C Interest — to pay interest due on the Class C notes,

(4)                     Class D Interest — to pay interest due on the Class D notes,

(5)                     Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due for the series, and to or at the direction of the trust, any expenses of the trust for the series, up to a maximum of $150,000 per year,

(6)                       Servicing Fees — (a) to the back-up servicer, the monthly back-up servicing fee for the series and (b) to the servicer, the monthly servicing fee for the series if Ford Credit is no longer the servicer,

(7)                       Defaulted Receivables — to reimburse the defaulted receivables allocated to the series for the prior month,

(8)                       Reserve Account — to the reserve account, to fund it up to the reserve account required amount,

(9)                       Reimbursement of Defaulted Receivables for Prior Periods — to reimburse the defaulted receivables allocated to the series for prior months that have not been previously reimbursed,

(10)                Reimbursement of Principal Used to Pay Interest — to reimburse principal collections allocated to the series that were used to pay interest on the notes,

(11)                Accumulation Period Reserve Account — beginning on the accumulation period reserve account funding date, to the accumulation period reserve account, to fund it up to $1,078,432.50,

(12)                Servicing Fees — to Ford Credit, if Ford Credit is the servicer, the monthly servicing fee for the series,

(13)                Available Subordinated Amount — to increase the available subordinated amount up to the required subordinated amount,

(14)                Additional Trustee Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due for the series to the extent not paid under item (5) above,

(15)                Additional Servicing Fees — to the back-up servicer, any remaining amounts due, including any transition costs incurred by the back-up servicer, as the successor servicer, in excess of amounts in the back-up servicer reserve account,

(16)                Excess Interest Sharing Group One — to cover any shortfalls for other series in excess interest sharing group one, and

(17)                Depositor Interest — to the depositors.

For more information about the application of interest collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.

Principal Collections

The application of principal collections allocated to Series 2015-5 on each payment date will depend on whether it is in the revolving period, the controlled accumulation period or the early amortization period.

•                  Revolving Period.  The revolving period for the series begins on the closing date and ends when the controlled accumulation period or the early amortization period begins.  During the revolving period, no principal will be paid to or accumulated for the series.  Instead, principal collections allocated to the series will be (1) used to make principal payments and deposits for other series in principal sharing group one, (2) deposited in the excess funding account in specified amounts and (3) paid to the depositors.

•                  Controlled Accumulation Period.  The controlled accumulation period for the series is scheduled to begin February 1, 2020, but may begin at a later date.  On each payment date during the controlled accumulation period, principal collections allocated to the series will be deposited in the principal funding account in specified amounts.  Any remaining principal collections will be (1) used to make principal payments and deposits for other series in principal sharing group one, (2) deposited in the excess funding account in specified amounts and (3) paid to the depositors.  On the expected final payment date, the amounts in the principal funding account will be paid to the Series 2015-5 noteholders sequentially by class.

•                  Early Amortization Period.  If an amortization event occurs, the early amortization period will begin.  On each payment date during the early amortization period, (1) principal collections allocated to the series and (2) collections allocated to the portion of the depositor interest that is subordinated to the series (in the case of principal collections, in an amount not to exceed the available subordinated amount) will be paid to the Series 2015-5 noteholders sequentially by class.

For more information about the application of principal collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Principal” in this prospectus supplement.

Amortization Events

The occurrence of certain events will cause an early amortization period to begin.  These events are comprised of events which apply to all series and are described in “Description of the Notes — Amortization Events” in the prospectus and the following events which only apply to Series 2015-5:

•                  either depositor fails to make any payment or deposit within five business days,

•                  either depositor violates any covenant or agreement in any material respect or has made representations that are incorrect in any material respect, and any such breach is not corrected within 60 days after the depositor receives notice of the breach, and the breach continues to adversely affect the amount or timing of payments to be made to the Series 2015-5 noteholders for that period,

•                  the occurrence of a servicer termination event that adversely affects the amount or timing of payments to be made to the Series 2015-5 noteholders,

•                  the notes are not paid in full on their expected final payment date,

•                  the average monthly payment rate on the receivables for three consecutive months is less than 21%,

•                  the available subordinated amount falls below the required subordinated amount for five business days,

•                  the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, and

•                  the notes are accelerated following an event of default.

For more information about the amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus supplement and the prospectus.  For more information about servicer termination events, you should read “Servicing the Receivables — Resignation and Termination of Servicer” in the prospectus.  For more information about events of default, you should read “Description of the Notes — Events of Default” in this prospectus supplement and “Description of the Notes —

Events of Default and Remedies” in the prospectus.

Credit and Payment Enhancement

Credit and payment enhancement provides protection for the Series 2015-5 notes against losses on the receivables and potential shortfalls in the amount available to make required payments.  If the enhancement is not sufficient to cover all amounts payable on the series, the losses will be allocated first, to the Class D notes, second, to the Class C notes, third, to the Class B notes, and fourth, to the Class A notes.

The enhancement described below is available only to Series 2015-5.  The series is not entitled to any enhancement available to any other series.

Excess Spread

Excess spread is the excess of interest collections allocated to the series over the interest payments on the notes and the senior fees and expenses of the trust that are allocated to the series.  Any excess spread will be available on each payment date to reimburse defaulted receivables allocated to the series and to make required deposits in the reserve account.

Subordination of the Depositor Interest

A portion of the depositor interest, or the “available subordinated amount,” is subordinated to the series.  The amount subordinated will initially equal $58,823,590.91 plus any incremental subordinated amount for the first determination date.  The available subordinated amount will increase during a subordination step-up period, unless the depositors elect to increase the amount required to be in the reserve account during that period, and is subject to other reductions and increases from time to time.

Reserve Account

On the closing date, the trust will deposit $4,313,730.00, which is 1.00% of the initial note balance of the series, in the reserve account, unless the depositors elect to increase the amount required to be in the reserve account during a subordination step-up period or an amortization event occurs, in which case the amount required to be in the reserve account will increase.  Funds in the reserve account will be available to pay interest on the notes, trustees fees and expenses and to cover defaulted receivables if interest collections allocated to the series are insufficient.

Accumulation Period Reserve Account

The accumulation period reserve account will provide additional funds to pay interest on the notes during the controlled accumulation period.  The accumulation period reserve account will be funded prior to the start of the controlled accumulation period from interest collections allocated to the series.  The amount required to be in the accumulation period reserve account will be $1,078,432.50, which is 0.25% of the initial note balance of the series.

Subordination of Notes

The Class B, Class C and Class D notes are subordinated to the Class A notes in the payment of interest and principal to the extent described in this prospectus supplement.

For more information about the credit and payment enhancement for the series, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus supplement.

Sharing Groups

Series 2015-5 will be included in “excess interest sharing group one” and in “principal sharing group one.”  As part of these groups, Series 2015-5 will be entitled in certain situations to share in excess interest collections and shared principal collections from other series in the same group.

For more information about these groups, you should read “Description of the Notes — Groups” in this prospectus supplement and the prospectus.

Other Series

The trust has issued other series of notes which are secured by the trust property.  Annex A to this prospectus supplement summarizes certain characteristics of each series issued by the trust.

Ratings

The depositors have hired two nationally recognized statistical rating organizations, or “rating agencies” to assign credit ratings to the Series 2015-5 notes.  The depositors have also hired nationally recognized statistical rating organizations to rate the notes of other series issued by the trust, who are also referred to as “rating agencies” when referring to ratings of other series.

The ratings of the notes reflect the likelihood of the timely payment of interest and the ultimate payment of principal on the notes according to their terms.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by any other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the Series 2015-5 notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•                  the offered notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA

Considerations” in this prospectus supplement and in the prospectus.

Investment Considerations

The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, and in making this determination is relying on the exemption in Rule 3a-7 of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust.  The trust is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” commonly known as the “Volcker Rule.”

CUSIP Number

CUSIP
Class A-1 notes	•
Class A-2 notes	•
Class B notes	•

Contact Information for the Depositors

Ford Credit Floorplan Corporation or

Ford Credit Floorplan LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Email:  FSPEMgt@ford.com

Contact Information for the Servicer

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Securitization Operations Manager

Telephone number:  (313) 206-5899

Email:  FDSecops@ford.com

Website:  www.fordcredit.com

RISK FACTORS

In addition to the risk factors starting on page 9 of the prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes.

Enhancement is limited and if exhausted could result in losses on your notes

Enhancement for the notes will be provided by excess spread, the subordination of a portion of the depositor interest, amounts in the reserve account, amounts to be deposited in the accumulation period reserve account and, for more senior classes of notes, the subordination of the more junior classes of notes.  The amount of this enhancement is limited and may be reduced from time to time.  If the enhancement for your notes is exhausted, you are more likely to incur losses on your notes.

For more information about the enhancement for the notes, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus supplement.

A decline in the financial condition or business prospects of Ford, Ford Credit or Ford-franchised dealers could result in losses on your notes

The receivables owned by the trust are originated primarily through the financing provided by Ford Credit to Ford-franchised dealers.  The level of receivables depends on Ford’s continuing ability to manufacture vehicles and to maintain franchise dealer relationships, on Ford Credit’s ability to provide financing and on the amount of vehicle inventory that Ford-franchised dealers are willing to hold, and the amount of principal collections on these receivables will depend on the dealers’ ability to sell these vehicles.  The ability of Ford, Ford Credit and Ford-franchised dealers to compete in their industry environments will affect the amount of new receivables that are originated and the dealers’ ability to sell vehicles, which ultimately will affect the amount of principal collections and the payment rates on the receivables.  A decline in the financial condition or business prospects of Ford, Ford Credit or Ford-franchised dealers could have an adverse effect on these factors, which could result in losses on your notes.

If an economic downturn occurs, the financial condition and business prospects of the participants in the U.S.  auto industry, including Ford, Ford Credit and Ford-franchised dealers, could be adversely affected.  A decline in the financial condition or business prospects of Ford could also have an adverse effect on Ford Credit and the Ford-franchised dealers.

An economic downturn or a decline in the financial condition or business prospects of Ford could adversely affect the Ford-franchised dealers’ ability to sell vehicles, the level of consumer demand for Ford-vehicles, the market value of the vehicles securing the receivables, and the ability of Ford Credit, as servicer, to service the receivables or honor its commitment to repurchase receivables due to breaches of representations, which could result in losses on your notes.

For additional sources of information about Ford and Ford Credit, you should read “Where You Can Find More Information” in the prospectus.

Economic, market and social factors could lead to slower sales of the vehicles, which could result in accelerated, reduced or delayed payments on your notes

Payment of the receivables depends primarily on the rate of financed vehicle sales by the dealers.  The rate of financed vehicle sales may change because of a variety of economic, market and social factors.  Economic factors include interest rates, unemployment levels, the rate of inflation, the price of gasoline, the price of commodities used in the production of vehicles and consumer perception of general economic conditions.  Ford’s use of incentive programs, including manufacturers’ rebate programs and low-interest rate financing, may also affect the rate of financed vehicle sales and are available at the discretion of Ford.  Various market factors, including the introduction or increased promotion by other manufacturers of competitive models offering perceived advantages in performance, reliability, fuel economy or other factors, may reduce sales of Ford vehicles.  Social factors include consumer perception of Ford-branded products in the marketplace, changes in consumer demand for certain vehicle segments, consumer demand for vehicles generally and government actions, including actions that encourage consumers to purchase certain types of vehicles.

We cannot predict whether or to what extent economic, market or social factors will affect the level of sales.  A prolonged decline in the level of sales could result in accelerated, reduced or delayed payments on your notes.

A decrease in the dealer payment rate could result in accelerated, reduced or delayed payments on your notes

The payment of principal on your notes will depend primarily on dealer payments of receivables.  Dealers are generally required to pay a receivable on the sale of the financed vehicle.  The timing of these sales is uncertain, and particular patterns of dealer payments may or may not occur.  The actual amount of available investor principal collections will depend on such factors as the rate of payment and the rate of default by dealers.  Any significant decline in the dealer payment rate on the receivables during the controlled accumulation period or the early amortization period for your notes could result in reduced or delayed payments on your notes.  Alternatively, if the average monthly payment rate for three consecutive months is less than 21%, an amortization event will occur, which could result in accelerated payments on your notes.

An increase in the dealer payment rate and/or a decrease in the origination of new receivables could result in accelerated payments on your notes

If the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are originated — which could occur as a result of an increase in the rate of sales of financed vehicles, including increases resulting from manufacturer incentive programs or government actions that encourage consumers to purchase vehicles, or a decrease in the origination of new receivables, or both — principal collections otherwise payable to the depositors may be accumulated in the excess funding account in order to maintain the net adjusted pool balance at a specified level.  However, if the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, an amortization event will occur, which could result in accelerated payments on your notes.

Increased losses could result in accelerated, reduced or delayed payments on your notes

Historical losses experienced by the trust or by Ford Credit on its dealer floorplan portfolio may not be indicative of future performance of the trust’s receivables.  Losses could increase significantly for various reasons, including adverse changes in the local, regional or national economies, adverse changes in the business prospects of Ford or Ford Credit, the inability or unwillingness of Ford to continue to provide financial assistance to dealers or decreases in the market value of the financed vehicles in the absence of manufacturer incentives, dealer fraud or due to other events.  Any significant increase in losses on the receivables could result in accelerated, reduced or delayed payments on your notes.

For more information about the performance of Ford Credit’s dealer floorplan portfolio, you should read “Ford Credit’s Dealer Floorplan Financing Business — Ford Credit’s Dealer Floorplan Portfolio Performance” in this prospectus supplement.

Geographic concentration may increase risk of accelerated, reduced or delayed payments on your notes

On June 30, 2015, approximately 16.0%, 7.4%, 5.8% and 5.0% of the receivables owned by the trust related to dealers located in Texas, California, Florida and Michigan, respectively.  No other state accounted for more than 5% of the receivables owned by the trust on that date.  Adverse economic conditions or other factors affecting these states could result in reductions and delays in payments on the receivables relating to dealers located in these states.  Any reductions or delays in payments on the receivables could cause accelerated, reduced or delayed payments on your notes.

For more information about the geographic distribution of the receivables owned by the trust, you should read “Trust Property — Trust Portfolio” in this prospectus supplement.

The interest rates on the receivables may fluctuate differently than the interest rates on the notes, which may result in accelerated, reduced or delayed payments on your notes

The receivables bear interest at a variable rate based on the prime rate, which may be amended or reduced by Ford Credit.  The fixed rate notes bear interest at a fixed rate, so if the interest rate on the receivables declines the notes may be adversely affected.  The floating rate notes bear interest at a variable rate based on one-month LIBOR, so if LIBOR increases at a greater rate than the prime rate or the prime rate declines at a greater rate than LIBOR the notes may be adversely affected.  If the interest rate on the receivables declines, interest collections allocated to the notes may be reduced without a corresponding reduction in the amounts payable as interest on the notes.  If interest collections are insufficient to pay interest on the notes, an amortization event will occur, which could result in accelerated, reduced or delayed payments on your notes.  The trust is not entering into any interest rate hedge agreements to protect either the fixed rate notes or the floating rate notes against fluctuations in the interest rate on the receivables.

You may not receive your principal on the expected final payment date because of other series being in or entering into an accumulation or amortization period

If your series were to enter the controlled accumulation period or the early amortization period while another series in principal sharing group one is either in an accumulation or amortization period or entering an accumulation or amortization period, available investor principal collections from that series may not be available to make payments on your notes.  Other series in principal sharing group one may have different characteristics, such as an earlier expected final payment date or different series early amortization events, that could cause the series to amortize earlier than your series.  As a result, the principal payments on your notes may be reduced and final payment of the principal of your notes may be delayed.  Also, the shorter the controlled accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available investor principal collections from other series in principal sharing group one to make principal payments on your notes.

The depositors may change certain eligibility criteria and certain requirements with respect to the trust and the notes without the consent of any noteholder or any other person, which could result in reduced or delayed payments on your notes

The depositors may change certain overconcentration definitions and/or increase or reduce the reserve account required amount with respect to the Series 2015-5 notes.  The depositors can make these changes so long as the rating agency condition has been satisfied for each rating agency then rating each series or, with respect to the reserve account required amount and the overconcentration definitions, the Series 2015-5 notes.  If the depositors make any of these changes, it may result in reduced or delayed payments on your notes.

The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell them

If a secondary market for your notes does not develop, it could limit your ability to resell them.  This means that if you want to sell your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue, it might be disrupted by events in the global financial markets or it might not be sufficiently liquid to allow you to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability.  The ratings reflect each rating agency’s assessment of the future performance of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes.  There can be no assurance that the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise.  Other series of notes issued by the trust have been downgraded by one or more of the rating agencies in the past, and some of these notes currently have a negative outlook from one or more of the rating agencies.  None of the depositors, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes.  If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositors, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that the rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the notes and the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositors or the trust

The Dodd-Frank Act is extensive legislation that impacts financial institutions and other non-bank financial companies, including Ford Credit.  The Dodd-Frank Act created the Consumer Financial Protection Bureau, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.  In addition, it has increased regulation of the securitization and derivatives markets.  Many of the new requirements will be the subject of implementing regulations which have yet to be released.  Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the origination or servicing of the receivables, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositors or the trust.

For more information about certain potentially applicable provisions of the Dodd-Frank Act, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Application of an alternative liquidation framework under the Dodd-Frank Act could have an adverse impact on Ford Credit, the depositors or the trust

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the depositors or the trust, although the expectation is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositors and the trust.  A portion of the FDIC guidance will apply for a transition period, and this guidance states that, for revolving trusts and master trusts, it will apply to any securities issued before the end of the transition period.  However, this guidance does not indicate how the framework will be applied if the revolving trust or master trust were to issue additional securities after the end of the transition period.  There can be no assurance that the FDIC would apply the framework in accordance with this guidance for any revolving trust or master trust that issues securities after the end of the transition period.  As a result, although your series will be issued before the end of the transition period, there can be no assurance that this guidance will continue to apply to your series if the trust were to issue any additional series after the end of the transition period.  However, any additional series may only be issued if the rating agency condition has been satisfied for your series.

If the FDIC were appointed as receiver for Ford Credit, the depositors or the trust, or if future regulations or subsequent FDIC actions are contrary to the recent FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Retention of any of the notes by the depositors could adversely affect the market value of your notes and/or limit your ability to resell your notes

The depositors may retain all or a portion of one or more classes of notes.  If a portion of a class is retained, the market for that class may be less liquid than if the entire class had been sold and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

TRANSACTION PARTIES

The transaction parties for Series 2015-5 are identified below.  For more information about the transaction parties, you should read “Transaction Parties” in the prospectus.  For information on the payment of fees and expenses to certain transaction parties, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.

Issuing Entity or Trust

The issuing entity for Series 2015-5 is Ford Credit Floorplan Master Owner Trust A.  The trust’s fiscal year is the calendar year.

The trust is a master trust that issues notes in series.  On the closing date, the trust will issue the notes.  The trust has issued other series of notes, each of which is also secured by the assets of the trust.  Certain characteristics of each series of notes are summarized in Annex A to this prospectus supplement.  The following table shows the expected capitalization of the trust on the closing date, after issuance of the notes:

	Principal Amount
Series 2006-1	$1,250,000,000	(1)
Series 2012-2	747,713,000
Series 2012-3	100,000,000	(1)
Series 2012-5	747,713,000
Series 2013-1	1,725,490,000
Series 2013-2	200,000,000
Series 2013-4	460,131,000
Series 2013-5	1,437,909,000
Series 2014-1	1,265,359,000
Series 2014-2	460,131,000
Series 2014-3	400,000,000
Series 2014-4	1,150,327,000
Series 2014-5	125,000,000	(1)
Series 2015-1	920,262,000
Series 2015-2	575,164,000
Series 2015-3	300,000,000
Series 2015-4	431,373,000
Series 2015-5	431,373,000
Total	$12,727,945,000

(1) Subject to increase or decrease, as set forth in Annex A

The trust also expects to issue an additional series of notes, Series 2015-4, on the closing date.  The Series 2015-4 notes are not being offered by this prospectus supplement.  Some expected characteristics of the 2015-4 notes are summarized in Annex A to this prospectus supplement.

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” a national banking association, acts as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $410 billion as of June 30, 2015, is the parent company of U.S. Bank.  As of June 30, 2015, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of June 30, 2015, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000.  As of June 30, 2015, U.S. Bank Trust was acting as owner trustee on 86 issuances of auto-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, is the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.

Depositors

The depositors are Ford Credit Floorplan Corporation, a Delaware corporation, and Ford Credit Floorplan LLC, a Delaware limited liability company.  Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC are wholly-owned subsidiaries of Ford Credit.

Sponsor

Ford Credit is the sponsor of the securitization transaction in which Series 2015-5 will be issued and is responsible for structuring the transaction.  The receivables are originated by Ford Credit under designated accounts with motor vehicle dealers established by Ford Credit or are purchased by Ford Credit in the ordinary course of its business.

Servicer

Ford Credit is the servicer for the receivables sold to the trust.  Ford Credit manages, maintains custody of and collects payments on the receivables for the trust.  Ford Credit is responsible for all servicing functions, except that the indenture trustee is responsible for making payments to the noteholders based on information and calculations provided by the servicer.

For more information about the servicer’s duties, you should read “Servicing the Receivables — Servicing Duties” in the prospectus.

Back-up Servicer

Wells Fargo is the “back-up servicer” under the back-up servicing agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  Its corporate office is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo and its affiliates.

Wells Fargo has provided back-up servicing services since 1992.  Wells Fargo has acted as back-up servicer on numerous series of asset-backed securities and has experience servicing dealer floorplan receivables for itself and others.

For more information about the back-up servicer, you should read “Servicing the Receivables — Back-up Servicer” in the prospectus.

FORD CREDIT’S DEALER FLOORPLAN FINANCING BUSINESS

Ford Credit provides financing for Ford-franchised dealers for their vehicle inventory.  Ford Credit also provides financing for dealers affiliated with Ford-franchised dealers who also sell vehicles from non-Ford manufacturers.

Ford Credit’s U.S. Dealer Floorplan Portfolio

	Six months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(Dollars in Millions)
Average principal balance(1)	$19,040	$19,380	$19,072	$17,177	$13,847	$12,199	$11,556

(1)                 For periods after 2010, average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.  For periods prior to and including 2010, average principal balance is the average of the average principal balances for each month in the period based on the average of the daily principal balances for the month.

For more information on the dealers’ vehicle inventory, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting” in the prospectus.

Material Changes to Ford Credit’s Origination and Underwriting

Dealer floorplan volumes are affected by market conditions and competitive pressures.  Ford sold its Volvo Car Corporation subsidiary in August 2010 in response to market conditions in the auto industry.  Following this sale, Ford Credit transitioned the financing for a small number of non-Ford affiliated Volvo dealers to other finance sources.  Production of Mercury vehicles ended in the fourth quarter 2010 and no new Mercury vehicle receivables remain in the trust portfolio.

In the third quarter of 2011, Ford Credit integrated its floorplan administration and dealer credit operations in its business centers to streamline processes and achieve efficiencies.

On October 1, 2012, Ford Credit lowered the prime rate floor for floorplan financing by 0.25% and on October 1, 2013, Ford Credit eliminated the prime rate floor for floorplan financing.  On March 1, 2015, Ford Credit lowered the rate for used car floorplan financing to match the rate offered to dealers for new Ford and Lincoln floorplan financing.

Dealer inventory levels have steadily risen from 2010 through 2014 primarily due to higher U.S. industry sales and increased production to meet demand for Ford products.  Inventory levels increased in 2014 due to higher industry and Ford sales as well as increased dealer stocking of vehicles in anticipation of model change-overs and year-end build-out.  The average principal balance decrease in the first quarter of 2015 can be largely attributed to reductions of stock units for the change-over models.

For more information about Ford Credit’s origination and credit underwriting policies and procedures, you should read “Ford Credit’s Dealer Floorplan Financing Business” in the prospectus.

Ford Credit’s Dealer Floorplan Portfolio Performance

The following tables show the loss experience, payment rates, age distribution and dealer risk rating group distribution for Ford Credit’s dealer floorplan portfolio, which may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  The accounts designated to the trust represent most but not all of Ford Credit’s dealer floorplan portfolio.  There can be no assurance that the loss experience, age distribution, payment rate and dealer risk rating group distribution for the receivables in the trust will be similar to the historical experience shown below for Ford Credit’s dealer floorplan portfolio.  The percentages in the following tables may not sum to 100% due to rounding.

Loss Experience of Ford Credit’s Dealer Floorplan Portfolio

	Six months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(Dollars in Millions)
Average principal balance(1)	$19,040	$19,380	$19,072	$17,177	$13,847	$12,199	$11,556
Net losses (recoveries)(2)	$(1.5)	$(0.5)	$(1.5)	$(1.3)	$(3.5)	$(2.6)	$(10.1)
Net losses/average principal balance(3)	(0.016)%	(0.005)%	(0.008)%	(0.008)%	(0.025)%	(0.021)%	(0.087)%
Liquidations(4)	$52,312	$48,933	$97,427	$95,429	$82,418	$76,266	$72,326
Net losses/liquidations	(0.003)%	(0.001)%	(0.002)%	(0.001)%	(0.004)%	(0.003)%	(0.014)%

(1)                For periods after 2010, average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.  For periods prior to and including 2010, average principal balance is the average of the average principal balances for each month in the period based on the average of the daily principal balances for the month.

(2)                Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for that period.  This loss experience takes into account financial assistance provided by Ford to dealers in limited instances.  If Ford does not provide this assistance in the future, the loss experience of Ford Credit’s dealer floorplan portfolio may be adversely affected. This loss experience also reflects recoveries from dealer assets other than the financed vehicles.  However, because the interest of the trust in any other dealer assets will be subordinated to Ford Credit’s interest in those assets, the net losses experienced by the trust may be higher.

(3)                For the non-annual periods, the percentages are annualized.

(4)                Liquidations represent payments and net losses that reduce the principal balance of the receivables for the period indicated.

Payment Rates(1) of Ford Credit’s Dealer Floorplan Portfolio

	Six months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010

Highest month	50.1%	46.6%	46.6%	51.2%	58.4%	59.7%	68.7%
Lowest month	39.0%	36.8%	36.5%	37.9%	44.3%	44.3%	41.5%
Average of the months in the period	45.8%	42.0%	42.5%	46.5%	49.8%	52.2%	52.3%

(1)             The payment rate for each month equals liquidations divided by the average principal balance for the month (each calculated as described in the prior table).

Age Distribution of Ford Credit’s Dealer Floorplan Portfolio

	As of June 30,(1)		Year ended December 31,(1)(2)
Days Outstanding	2015	2014	2014	2013	2012	2011	2010

1 - 120	82.3%	79.2%	77.3%	79.1%	81.7%	84.6%	77.9%
121 - 180	7.0%	7.7%	10.3%	9.8%	8.3%	7.3%	10.5%
181 - 270	6.0%	8.1%	7.5%	6.6%	6.1%	4.9%	7.2%
Over 270	4.7%	4.9%	5.0%	4.5%	3.9%	3.1%	4.3%

(1)             Age distribution is the number of days that each receivable (including in-transit receivables) has been financed by Ford Credit, expressed as a percentage of the total principal balance of the receivables as of the end of the quarter separating the in-transit finance period from the post-delivery finance period.

(2)             The age distribution for each year ending December 31 is the average of the age distributions as of the end of each quarter in the year.  For quarters ending on or prior to December 31, 2010, the age distribution as of the end of the quarter is the number of days that each receivable has been financed by Ford Credit (excluding any in-transit receivables) expressed as a percentage of the total principal balance of the receivables as of the end of the quarter.

Dealer Risk Rating Group Distribution of Ford Credit’s Dealer Floorplan Portfolio

Dealer Risk Rating	As of June 30,(1)
Group	2015		2014
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	56.8%	76.6%	57.7%	77.4%
II	16.0%	16.8%	15.2%	15.8%
III	1.6%	1.1%	1.9%	1.2%
IV	0.1%	0.0%	0.3%	0.3%
Other(2)	25.4%	5.4%	24.9%	5.3%

Dealer Risk	As of December 31,(1)
Rating Group	2014		2013		2012		2011		2010
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	56.6%	78.2%	57.7%	78.6%	45.9%	77.9%	46.7%	75.6%	45.2%	71.7%
II	15.6%	16.3%	15.4%	16.4%	12.2%	15.6%	13.2%	18.3%	16.6%	21.4%
III	1.8%	0.9%	2.5%	2.0%	1.6%	1.4%	1.5%	1.9%	2.9%	2.9%
IV	0.1%	0.0%	0.1%	0.0%	0.1%	0.1%	0.1%	0.1%	0.4%	0.1%
Other(2)	25.9%	4.6%	24.4%	3.0%	40.2%	4.9%	38.4%	4.2%	34.9%	4.0%

(1)            Includes accounts designated to the trust that have a zero balance, but excludes accounts not designated to the trust that have a zero balance.

(2)            Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for the dealer or because Ford Credit is in the process of terminating the financing for the dealer.

For more information about Ford Credit’s Dealer Floorplan Portfolio, the trust’s security interest in other dealer assets and dealer risk ratings, you should read “Ford Credit’s Dealer Floorplan Financing Business,” “— Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets” and “— Origination and Underwriting — Dealer Risk Rating” in the prospectus.

Material Changes to Ford Credit’s Servicing Policies and Procedures

In January 2010, Ford Credit launched a new proprietary behavioral scoring model, which uses a number of key performance metrics to statistically analyze a dealer’s financial and floorplan trends each month and provide strategies for monitoring each dealer, if needed.  An updated version of this model was introduced in March 2011 and updated again in July 2015 to leverage more dealer data in order to improve recognition of potential risk from unprofitable dealers.

For more information about Ford Credit’s servicing policies and procedures, you should read “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations” in the prospectus.

Ratings of the Servicer

As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	S&P	Moody’s	Fitch	DBRS
Short-term debt ratings	A-3	P-3	F3	R-3
Long-term debt ratings	BBB-	Baa3	BBB-	BBB (low)
Outlook	Stable	Stable	Positive	Stable

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on the ratings above, Ford Credit, as servicer, will be required to deposit collections in the collection account within two business days after processing.

For more information about how Ford Credit’s ratings and other factors affect the timing of deposits in the collection account, you should read “Servicing the Receivables — Deposit of Collections” in the prospectus.

TRUST PROPERTY

The primary asset of the trust is a revolving pool of receivables originated in accounts established by Ford or Ford Credit with motor vehicle dealers that have been designated to the trust from Ford Credit’s dealer floorplan portfolio.  Each designated account and each receivable must meet specified eligibility criteria.  The depositors may designate or be required to designate additional eligible accounts to the trust and in this case, the existing and future receivables of these additional accounts will be sold to the trust, so long as certain conditions are satisfied.  From time to time, eligible accounts may be redesignated and the receivables in those accounts will be reassigned to the depositors.  In addition, the depositors will be required to redesignate ineligible accounts.  The redesignation of accounts is subject to the satisfaction of certain conditions.

For more information on the eligibility criteria for the designated accounts and the receivables and the conditions that must be satisfied for the designation of additional accounts and the redesignation of accounts, you should read “Sale of the Receivables” including, “— Eligible Accounts,” “— Additional Designated Accounts,” “— Redesignation of Accounts” and “— Eligible Receivables” in the prospectus.

On June 30, 2015, the pool of receivables was comprised of:

•                  receivables representing dealer payment obligations arising from the dealer’s financing of its purchases of vehicles, including dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, and for which Ford Credit will be the dealer’s finance source, and

•                  third-party financed in-transit receivables representing dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, but for which Ford Credit will not be the dealer’s finance source.

The third-party financed in-transit receivables have been assigned by Ford to Ford Credit under a sale and assignment agreement and are payable generally on delivery of the vehicles to the dealers.  Under the sale and assignment agreement, Ford collects the payments from the dealer’s finance source and pays these collections to Ford Credit on the following business day.

Trust Portfolio

The following information relates to the trust’s portfolio of dealer floorplan receivables originated in accounts designated to the trust.  Because the designated accounts and the receivables will change over time, the following information is not necessarily indicative of the composition of the trust portfolio on any other date.

Key Information for the Trust Portfolio.  On June 30, 2015, the accounts designated to the trust and the receivables in the trust had the following characteristics:

•                  There were 3,521 designated accounts and the total principal balance of receivables originated in these accounts was $18,220,418,606.75.  Of the 3,521 designated accounts, 135 had a principal balance of receivables of zero.

•                  The average principal balance of receivables per designated account was $5,174,785.18.  Excluding designated accounts with a zero balance, the average principal balance of receivables per designated account was $5,381,104.14.

•                  The weighted average spread over the prime rate charged on the receivables was 1.27% per annum.

•                  The manufacturer overconcentration was $81,956,106.62.  The dealer overconcentration, the development dealer overconcentration, the fleet vehicle overconcentration, the medium and heavy truck overconcentration and the used vehicle (including program vehicles) overconcentration were each zero.

•                  The total principal balance of ineligible receivables was $26,249,494.70.

•                  The total outstanding balance of principal receivables relating to accounts that have been designated as “status” for longer than 31 days was zero.

For more information about overconcentrations and ineligible receivables, you should read “Description of the Notes — Ineligible Receivables and Overconcentration Amounts” in this prospectus supplement.

The following tables show the geographic distribution and account balance distribution of the trust portfolio on June 30, 2015.  The percentages in the following tables may not sum to 100.0% due to rounding.

Geographic Distribution of the Trust Portfolio

State(1)	Principal Balance	Percentage of Total Principal Balance	Number of Designated Accounts	Percentage of Total Number of Designated Accounts
Texas	$2,906,755,594.61	16.0%	284	8.1%
California	1,357,271,352.96	7.4%	175	5.0%
Florida	1,064,070,214.72	5.8%	126	3.6%
Michigan	914,749,909.35	5.0%	150	4.3%
Other(2)	11,977,571,535.11	65.7%	2,786	79.1%
Total	$18,220,418,606.75	100.0%	3,521	100.0%

(1)                 Based on the location of the related dealer showroom.

(2)                 No other state represents more than 5.0% of the principal balance of receivables owned by the trust.

Account Balance Distribution of the Trust Portfolio

Range of Account Balances	Principal Balance	Percentage of Total Principal Balance	Number of Designated Accounts	Percentage of Total Number of Designated Accounts
$999,999.99 or lower	$327,643,100.89	1.8%	814	23.1%
$1,000,000.00 to $2,499,999.99	1,360,636,501.13	7.5%	801	22.7%
$2,500,000.00 to $4,999,999.99	2,757,877,903.96	15.1%	765	21.7%
$5,000,000.00 to $7,499,999.99	2,661,537,463.04	14.6%	433	12.3%
$7,500,000.00 to $9,999,999.99	1,762,239,989.06	9.7%	204	5.8%
$10,000,000.00 or higher	9,350,483,648.67	51.3%	504	14.3%
Total	$18,220,418,606.75	100.0%	3,521	100.0%

Static Pool Information About the Trust Portfolio

The following tables show the loss experience, age distribution, monthly payment rates and dealer risk rating group distribution for the trust portfolio, which may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit.  Because the designated accounts and the receivables will change over time, the actual experience of the trust portfolio may differ from that shown below.  There can be no assurance that the experience for the trust portfolio in the future will be similar to the historical experience shown below.  The percentages may not sum to 100.0% due to rounding.

Loss Experience(1) of the Trust Portfolio

	Six months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(Dollars in Millions)
Average principal balance(2)	$16,642	$17,328	$17,033	$15,783	$12,780	$11,266	$10,987
Net losses (recoveries)(3)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0
Net losses/average principal balance(4)	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%

(1)           The trust has not experienced a loss on any receivable during the indicated periods, primarily as a result of the depositors choosing to remove any receivables relating to accounts that are redesignated from the trust because they have been classified as status.  However, the depositors are not required to do so, and there can be no assurance that they will continue to do so in the future.

(2)           Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

(3)           Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for the period.  Recoveries include amounts received from any other dealer assets securing the receivables in addition to the financed vehicles.

(4)           For non-annual periods, the percentages are annualized.

Monthly Payment Rates(1) of the Trust Portfolio

	Six months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010

Highest month	46.8%	42.6%	43.6%	49.4%	55.3%	56.1%	54.6%
Lowest month	36.4%	33.5%	33.5%	36.3%	41.2%	40.4%	34.9%
Average of the months in the period	43.0%	38.6%	40.0%	43.0%	46.3%	48.1%	46.1%

(1)     The “monthly payment rate” for a month equals the principal collections for the month divided by the principal balance of the receivables at the beginning of the month.

Age Distribution(1) of the Trust Portfolio

	As of June 30,		As of December 31,
Days Outstanding	2015	2014	2014	2013	2012	2011	2010

1 - 120	83.4%	79.1%	76.5%	80.2%	84.4%	85.5%	84.6%
121 - 180	6.7%	7.8%	11.0%	9.5%	6.7%	7.6%	8.0%
181 - 270	5.6%	8.3%	7.8%	5.7%	4.8%	4.1%	4.4%
Over 270	4.3%	4.7%	4.7%	4.6%	4.1%	2.8%	3.1%

(1)     Age distribution is the number of days that each receivable has been financed by Ford Credit, expressed as a percentage of the total principal balance of the receivables.  For receivables relating to Ford-manufactured or Ford-distributed new vehicles, the age distribution separately takes into account the in-transit period.  The age distribution measures, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that are in-transit, the age of the receivables from the date the related vehicles were released from the factory or customs, as applicable, and in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that have been delivered to the dealer, the age of the receivables from the date the related vehicles were actually delivered to the dealer.

Dealer Risk Rating Group Distribution of the Trust Portfolio

Dealer Risk Rating	As of June 30,(1)
Group	2015		2014
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	57.4%	77.9%	58.5%	78.6%
II	15.6%	15.7%	14.6%	15.0%
III	1.5%	1.1%	1.6%	1.1%
IV	0.1%	0.0%	0.2%	0.3%
Other(2)	25.5%	5.3%	25.0%	5.1%

Dealer Risk	As of December 31,(1)
Rating Group	2014		2013		2012		2011		2010
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	58.0%	79.0%	58.8%	79.6%	45.9%	78.9%	47.4%	77.1%	45.9%	71.9%
II	15.2%	15.8%	14.5%	15.7%	11.6%	15.0%	12.5%	17.5%	16.0%	21.3%
III	1.5%	0.9%	2.3%	2.0%	1.3%	1.3%	1.3%	1.7%	2.7%	2.8%
IV	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.1%	0.0%	0.1%	0.0%
Other(2)	25.3%	4.4%	24.3%	2.8%	41.2%	4.7%	38.7%	3.7%	35.3%	4.0%

(1)                 Includes accounts designated to the trust that had a zero balance.

(2)                 Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for the dealers or because Ford Credit is in the process of terminating the financing for the dealer.

For more information about dealer risk ratings, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting — Dealer Risk Rating” in the prospectus.

Review of Trust Portfolio

The depositors performed a review of the trust’s portfolio of dealer floorplan receivables and the accounts designated to the trust designed and effected to provide reasonable assurance that the disclosure about the trust portfolio in this prospectus supplement and the prospectus are accurate in all material respects.

For more information about this review, you should read “Depositors’ Review of Trust Portfolio” in this prospectus supplement.

Repurchases of Receivables from Trust Portfolio

Ford Credit has securitized its dealer floorplan receivables solely through the trust since 2001.  The transaction documents for the trust contain covenants requiring the depositors and Ford Credit to repurchase a receivable for the breach of a related representation or warranty.  During the three year period ended December 31, 2014, none of Ford Credit, the depositors, the indenture trustee or the owner trustee received a demand to repurchase any receivable in any series sponsored by Ford Credit, and there was no activity with respect to any demand made prior to that period.  Ford Credit, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G with the SEC on February 6, 2015.  Ford Credit’s CIK number is 0000038009.

For more information on obtaining a copy of the report, you should read “Where You Can Find More Information” in the prospectus.

DESCRIPTION OF THE NOTES

The trust will issue the notes under the indenture and the indenture supplement.  The following summary is not a complete description of all of the provisions of the notes or the transaction documents.  For more information about the notes and the transaction documents, you should read this prospectus supplement as well as the prospectus and the forms of the indenture, the indenture supplement, the sale and servicing agreement, the receivables purchase agreement and the trust agreement that are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

General

The Class A, Class B, Class C and Class D notes comprise the Series 2015-5 notes and will be issued under the indenture, as supplemented by the Series 2015-5 indenture supplement, between the trust and the indenture trustee.  The notes will be issued in minimum denominations of $1,000 and in multiples of $1,000 and will be available only in book-entry form.

The trust may, without notice to or the consent of, the Series 2015-5 noteholders, issue additional notes of any class if:

•                  the rating agency condition is satisfied for each rating agency rating the Series 2015-5 notes,

•                  the depositors certify that the additional issuance will not cause an amortization event for any other series,

•                  after the additional issuance the amount in the reserve account equals the required reserve account amount,

•                  on or before the additional issuance of any class (treating the Class A-1 and Class A-2 notes as a single class), the trust has issued notes of each class junior to that class in order that the proportion of the note balance of each junior class to the note balance of the more senior class is equal to or greater than the proportion that existed on the closing date, and

•                  after the additional issuance the net adjusted pool balance equals or exceeds the required pool balance.

Payments of Interest

Interest on the fixed rate notes will be calculated based on a 360-day year consisting of twelve 30-day months.  Interest on the floating rate notes will be calculated based on the actual number of days in the interest period and a 360-day year.  Interest on each class of notes will be calculated based on its note balance as of the end of the prior interest period, except that interest for the first payment date will be calculated on the initial note balance of each class of notes.  The “payment date” will be the 15th day of each month (or, if not a business day, the next business day) and the first payment date will be September 15, 2015.  Payments of interest will be made to the noteholders of record on the business day prior to the payment date.

The indenture trustee will determine LIBOR for each interest period on the “LIBOR determination date,” which is two London business days before the start of the interest period.

Interest due on the notes but not paid on any payment date will be payable on the following payment date, together with additional interest on that unpaid amount at the applicable note interest rate.

Series 2015-5 will be included in excess interest sharing group one and will in certain situations be entitled to share in excess interest collections that are allocated to other series in the same group.  For more information on excess interest sharing group one, you should read “— Groups — Excess Interest Sharing Group One” below.

Payments of Principal

The trust expects to pay the principal on the Series 2015-5 notes in full on the expected final payment date, which is listed on the cover of this prospectus supplement.  However, the trust may pay principal earlier or later than the expected final payment date if an amortization event occurs.  Principal payments will be made sequentially to each class in the order of seniority.  The trust will not make principal payments on any class until the principal amounts of all more senior classes are paid in full.  If any class of notes is not paid in full on its expected final payment date, an amortization event will occur.  Principal will be paid on the notes monthly on each payment date during the early amortization period.

Principal payments on the notes on any payment date will be made from available investor principal collections and, in certain circumstances, available depositor collections deposited in the “principal funding account” for Series 2015-5.  The amount of available investor principal collections and available depositor collections applied to the notes on each payment date will depend on whether the notes are in the revolving period, the controlled accumulation period or the early amortization period.

Series 2015-5 will be included in principal sharing group one and will be entitled in certain situations to share in excess principal collections that are allocated to other series in the same group.

For more information about principal sharing group one, you should read “— Groups— Principal Sharing Group One” in this prospectus supplement.

Revolving Period.  The revolving period for Series 2015-5 will begin on the closing date and end on the day before the controlled accumulation period or the early amortization period begins.  During the revolving period, no principal will be accumulated for or paid on the notes.  Instead, available investor principal collections will be applied as described below in items (3) to (5) of “— Application of Investor Collections — Payment of Principal.”

Controlled Accumulation Period.  The controlled accumulation period for Series 2015-5 is scheduled to begin on February 1, 2020, and is scheduled to last six months.  However, the trust may extend the revolving period and postpone the controlled accumulation period if it expects to be able to fund the principal funding account in full in less than six months.  Each month, beginning in January 2020 and ending when the controlled accumulation period begins, the trust will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account.  In making this determination, the trust must use the lowest monthly payment rate for the prior twelve months and take into account the amount of principal expected to be allocated to all other series in principal sharing group one that are expected to be amortizing or accumulating principal during the controlled accumulation period.

The controlled accumulation period will end on the earlier of:

•                  the end of the month prior to the payment date on which the notes will be paid in full, and

•                  the day before the early amortization period begins.

If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

On the first business day of the controlled accumulation period, the Series 2015-5 excess funding amount at the end of the revolving period (together with any other amounts in the excess funding account that are allocated to Series 2015-5 as shared principal collections) will be deposited in the principal funding account, but only to the extent of the controlled accumulation amount.  The “controlled accumulation amount” will be $71,895,500.00, but will be higher if the controlled accumulation period is postponed, as described above.

The “Series 2015-5 excess funding amount” equals the product of (a) the amount in the excess funding account, multiplied by (b)(i) the adjusted invested amount of the notes, divided by (ii) the sum of the adjusted invested amounts of each series.

For more information about how invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Investor Percentage and Depositor Percentage” in the prospectus.

On each payment date with respect to the controlled accumulation period, the indenture trustee will deposit available investor principal collections (including shared principal collections) in the principal funding account, as described below in item (1) of “— Application of Investor Collections — Payment of Principal.”

On the expected final payment date (unless paid earlier during the early amortization period), all amounts in the principal funding account will be paid sequentially to each class in order of seniority until the notes have been paid in full.

Early Amortization Period.  The early amortization period for Series 2015-5 will begin on the day an amortization event occurs or, if the servicer is not required to make daily deposits in the collection account, on the first day of the month in which an amortization event occurs, and will end on the earlier of:

•                  the end of the month prior to the payment date on which the notes will be paid in full, and

•                  the final maturity date, which is listed on the cover of this prospectus supplement.

On each payment date with respect to the early amortization period, the indenture trustee will:

•                  deposit available investor principal collections (including shared principal collections) and available depositor collections (in the case of available depositor principal collections, in an amount not to exceed the available subordinated amount) in the principal funding account in an amount equal to the excess of the adjusted invested amount (before any deposits on that date) over any amounts allocated to Series 2015-5 already in the principal funding account as described below in item (2) of “— Application of Investor Collections — Payment of Principal,” and

•                  pay all amounts in the principal funding account sequentially to each class in order of seniority until the notes have been paid in full.

For more information about the revolving period, the controlled accumulation period, the early amortization period and the amortization events that will cause an early amortization period to begin, you should read “Description of the Notes — Payments of Principal — Revolving Period,” “— Controlled Accumulation Period” and “— Amortization Periods” in the prospectus and “— Amortization Events” below.

Investor Percentages

The servicer will allocate all collections and defaulted receivables for each month to:

•                  Series 2015-5,

•                  other series issued by the trust, and

•                  the depositor interest.

These amounts will be allocated to Series 2015-5 based on the applicable investor percentage.  Each investor percentage is calculated by reference to the invested amount or the adjusted invested amount of the series.  The “investor percentages” for Series 2015-5 are:

•                  the “floating investor percentage,” which equals (a) the adjusted invested amount on the last day of the prior month (or, for the first month, the initial note balance of the series), divided by (b) the adjusted pool balance as of the last day of the prior month (or, for the first month, the adjusted pool balance on August 1, 2015), and

•                  the “fixed investor percentage,” which equals (a) the invested amount on the last day of the revolving period, divided by (b) the greater of (i) the adjusted pool balance on the last day of the prior month, and (ii) the sum for all series of the adjusted invested amount for the prior month (for any series in its revolving period) or the invested amount on the last day of the related revolving period (for any series not in its revolving period), as applicable.

For more information about how pool balance, adjusted pool balance, invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Pool Balance” and “— Investor Percentage and Depositor Percentage” in the prospectus.

The floating investor percentage is used for allocating interest collections and defaulted receivables at any time and for allocating principal collections during the revolving period.  The fixed investor percentage is used for allocating principal collections during the controlled accumulation period or the early amortization period.  Interest collections and principal collections are described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections.”

Available Depositor Collections

The depositor interest represents the interest in the trust property not allocated to any series.  The depositor amount generally represents the principal portion of the depositor interest and must be equal to or greater than the required depositor amount.  The “required pool percentage” for the Series 2015-5 notes is 100%.

For more information about how depositor amount and required depositor amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Depositor Amount” in the prospectus.

A portion of the collections allocated to the depositor interest, or “available depositor collections,” will be made available to make certain payments on the Series 2015-5 notes and other series.

Available Depositor Interest Collections.  The “available depositor interest collections” for each month will equal:

•                  the interest collections for the month, multiplied by

•                  the percentage equal to (a) the trust available subordinated amount, or the sum of the available subordinated amounts for all series, on the determination date in the month, divided by (b) the adjusted pool balance on the last day of the prior month.

Any depositor interest collections other than available depositor interest collections will be applied in the following order:

(1)                       to the collection account, to pay the monthly depositor servicing fee for each series, and

(2)                       to the depositors.

The “determination date” is the day two business days before the payment date each month.

Available Depositor Principal Collections.  The “available depositor principal collections” for each month will equal:

•                  the principal collections for the month, multiplied by

•                  the percentage equal to (a) the trust available subordinated amount on the determination date in the month, divided by (b) the adjusted pool balance on the last day of the prior month.

Any depositor principal collections other than available depositor principal collections will be applied in the following order:

(1)                       to the excess funding account, to increase the depositor amount to the required depositor amount, and

(2)                       to the collection account, to pay the monthly depositor servicing fee for each series to the extent not paid from depositor interest collections, and

(3)                       to the depositors.

Application of Available Depositor Collections.  On each payment date, the servicer will apply available depositor collections in the following order:

(1)                       to the collection account, to cover (a) shortfalls in payments to be made from available investor interest collections as described below under items (1) to (10) of “Application of Investor Collections — Payment of Interest, Fees and Other Items,” and (b) similar shortfalls for other series,

(2)                       to the collection account, to fund principal payments on Series 2015-5 during an early amortization period,

(3)                       to the excess funding account, to the extent the depositor amount is less than the required depositor amount for that date, and

(4)                       to the depositors.

Available depositor principal collections that may be used for Series 2015-5 will be limited to the available subordinated amount.  If the available subordinated amount is zero, available depositor collections allocated to the series will also be zero.  If the amount of available depositor collections for any payment date is insufficient to cover the aggregate shortfalls for all series, then available depositor collections will be allocated to each series based on the ratio that its available subordinated amount bears to the aggregate available subordinated amount for all series that have shortfalls.

Application of Investor Collections

A portion of collections will be allocated to Series 2015-5 and deposited in the collection account each month for application as described below on the following payment date.

“Available investor interest collections” for Series 2015-5 on any payment date will equal:

•                  the floating investor percentage of interest collections for the prior month, plus

•                  the net investment earnings from the reserve account, the principal funding account and the accumulation period reserve account, plus

•                  any amounts deposited in the collection account from the accumulation period reserve account on that payment date, plus

•                  on the earliest of the first payment date with respect to the early amortization period, the payment in full of the Series 2015-5 notes and the final maturity date, any remaining amounts in the accumulation period reserve account, plus

•                  the monthly depositor servicing fee.

“Available investor principal collections” for Series 2015-5 on any payment date will equal the excess of:

•                  the sum of:

—           the applicable investor percentage of principal collections for the prior month, plus

—           the aggregate amount treated as investor principal collections for that payment date, under items (7), (9) and (10) of “— Payment of Interest, Fees and Other Items” below, plus

—           the Series 2015-5 excess funding amount, plus

—           any shared principal collections from other series in principal sharing group one, plus

—           on the earlier of the payment in full of the Series 2015-5 notes and the final maturity date, the amounts in the reserve account, over

•                  any principal collections used to pay interest on the notes on that payment date.

For each month during the revolving period, the servicer will deposit available investor interest collections in the collection account in an amount necessary to cover the amounts described below in items (1) to (15) of “— Payment of Interest, Fees and Other Items.”  In most cases, this amount will equal the sum of items (1) to (6).  For each month during the controlled accumulation period or early amortization period, the servicer will deposit available investor principal collections in the collection account until the amount in the collection account, together with amounts for Series 2015-5 from the excess funding account, equals the controlled accumulation amount or the adjusted invested amount, respectively.

Payment of Interest, Fees and Other Items.  On each payment date, the servicer will direct the indenture trustee to apply available investor interest collections for the prior month for Series 2015-5 in the following order:

(1)                       to the Class A noteholders, the interest due on each class of Class A notes for that payment date or, if available investor interest collections are insufficient to pay that interest in full, to each class of Class A notes pro rata based on the note balance of that class,

(2)                       to the Class B noteholders, the interest due on the Class B notes for that payment date,

(3)                       to the Class C noteholders, the interest due on the Class C notes for that payment date,

(4)                       to the Class D noteholders, the interest due on the Class D notes for that payment date,

(5)                       to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent allocated to the series for the prior month and not paid by the servicer or the administrator, up to a maximum amount of $150,000 per year,

(6)                       pro rata (a) to the back-up servicer, any back-up servicing fee due and (b) to the servicer, if Ford Credit or one of its affiliates is no longer the servicer, any servicing fee due,

(7)                       to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the amount, if any, of defaulted receivables allocated to the series for the prior month,

(8)                       to the reserve account, the excess, if any, of the reserve account required amount over the amount in the reserve account,

(9)                       to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the sum of the amount of defaulted receivables allocated to the series that have not been previously reimbursed,

(10)                to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the sum of principal collections applied to pay interest on the notes that have not been previously reimbursed,

(11)                to the accumulation period reserve account, beginning on the payment date in the second month prior to the start of the controlled accumulation period, the amount necessary to increase the amount in the accumulation period reserve account to $1,078,432.50,

(12)                if Ford Credit or one of its affiliates is the servicer, to the servicer, any servicing fee due,

(13)                to the depositors, the excess of the required subordinated amount over the available subordinated amount, to increase the available subordinated amount,

(14)                to the owner trustee, the indenture trustee and the trust, all amounts due for the series but not paid under item (5) above,

(15)                to the back-up servicer, any amounts due under the back-up servicing agreement that remain unpaid, including any transition costs incurred by the back-up servicer, as successor servicer, in excess of the amount paid from the back-up servicer reserve account, to the extent attributable solely to the series,

(16)                to be treated as excess interest collections available from Series 2015-5, an amount equal to the shortfalls in interest collections for other series in excess interest sharing group one, and

(17)                to the depositors, all remaining available investor interest collections.

If available investor interest collections for any payment date are insufficient to cover the amounts above, the servicer will direct the indenture trustee to apply funds from the following sources on that payment date in the following order:

(1)                       from excess interest collections available from other series in excess interest sharing group one, to cover shortfalls under items (1) to (15) above,

(2)                       from available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) to cover shortfalls under items (1) to (10) above.  If available depositor collections are insufficient to reimburse the aggregate shortfalls for all series, then available depositor collections will be allocated to Series 2015-5 based on the ratio that its available subordinated amount bears to the aggregate available subordinated amounts for all series that have shortfalls.  If the amount of available depositor collections exceeds the aggregate shortfalls for all series, the excess available depositor collections will be applied to cover amounts that the servicer fails to deposit in the excess funding account when it adjusts the principal balance of a receivable as described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account.”  The available subordinated amount will be reduced by the amount of available depositor principal collections applied to cover shortfalls under items (1) to (10) above,

(3)                       from the reserve account, to cover shortfalls under items (1) to (7) above, and

(4)                       from available investor principal collections for that payment date, to cover shortfalls under items (1) to (4) above.

Payment of Principal.  On each payment date, the servicer will direct the indenture trustee to apply, first, the Series 2015-5 excess funding amount and, second, available investor principal collections for Series 2015-5 in the following order:

(1)                       if the payment date relates to the controlled accumulation period, to the principal funding account the excess, if any, of (a) the lesser of (i) the controlled accumulation amount (plus any shortfall in required deposits of the controlled accumulation amount for prior payment dates) and (ii) the adjusted invested amount over (b) the amount deposited in the principal funding account from the excess funding account, as described below,

(2)                       if the payment date relates to the early amortization period, to the principal funding account the excess, if any, of (a) the adjusted invested amount, over (b) the amount deposited in the principal funding account from the excess funding account, as described below,

(3)                       to be treated as shared principal collections for other series in principal sharing group one, to be applied as described below in “— Groups — Principal Sharing Group One” and in the prospectus in “Description of the Notes — Groups — Principal Sharing Groups,”

(4)                       to the excess funding account, to increase the net adjusted pool balance to the required pool balance as described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account,” and

(5)                       to the depositors, all remaining available investor principal collections.

On each payment date that relates to the controlled accumulation period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 2015-5 excess funding amount, and (b) the lesser of (i) the controlled accumulation amount, and (ii) the adjusted invested amount for that payment date.  On each payment date that relates to the early amortization period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 2015-5 excess funding amount, and (b) the adjusted invested amount for that payment date.

If the Series 2015-5 excess funding amount and available investor principal collections for Series 2015-5 for any payment date that relates to an early amortization period are insufficient to cover the amount in item (2) above, the servicer will direct the indenture trustee to apply available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) on that payment date to cover the shortfall.

On the expected final payment date or on each payment date during an early amortization period, the servicer will direct the indenture trustee to apply amounts in the principal funding account in the following order:

(1)                       to the Class A noteholders, pro rata based on the principal amount of each class of Class A notes, until the principal balance of the Class A notes is zero,

(2)                       to the Class B noteholders, until the principal balance of the Class B notes is zero,

(3)                       to the Class C noteholders, until the principal balance of the Class C notes is zero, and

(4)                       to the Class D noteholders, until the principal balance of the Class D notes is zero.

Defaulted Receivables and Principal Collections Used to Pay Interest

The servicer will allocate to Series 2015-5 the floating investor percentage of the principal balance of receivables that become defaulted receivables.  A “defaulted receivable” is any receivable that (a) has been charged off as uncollectible in accordance with the servicer’s policies and procedures, or (b) remains outstanding and owned by the trust more than six months after the date the related account was classified as status, as described in the prospectus in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Dealer Status,” due to the dealer’s failure to pay or the bankruptcy or insolvency of the dealer.

The defaulted receivables allocated to the series for any payment date will be funded from available investor interest collections, excess interest collections available to the series from other series in excess interest sharing group one, available depositor collections and amounts in the reserve account, as described above in item (7) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”  If the defaulted receivables allocated to the series for any payment date exceed the funds available from those sources, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to cover shortfalls as described above in items (1) to (6) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items”), will be reallocated to the series in order to avoid a reduction of the invested amount and the available subordinated amount will be reduced accordingly.  Any remaining defaulted receivables allocated to the series will reduce the invested amount of the Class D notes, then the Class C notes, then the Class B notes and finally the Class A notes, pro rata based on the principal amount of each class of Class A notes.

On any payment date, available investor principal collections will be used to cover shortfalls in payments of interest on the notes in an amount not to exceed the sum of:

•                  the available subordinated amount for that payment date, plus

•                  the invested amount of any class subordinated to the affected class for that payment date.

The amount of principal collections used to pay interest on the notes will reduce the available subordinated amount to zero, then the invested amount of the Class D notes, then the Class C notes, and finally the Class B notes.

If principal collections are used to pay interest on the notes, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to reimburse shortfalls as described above in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items”) will be reallocated to the series in order to avoid a reduction of the invested amount.

Reductions in the invested amount from defaulted receivables and principal collections used to pay interest on the notes may be reimbursed on subsequent payment dates from available investor interest collections, excess interest collections available from other series in excess interest sharing group one and available depositor collections allocated to the series (for available depositor principal collections, in an amount not to exceed the available subordinated amount), as described above in items (9) and (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”  If the invested amount of the series is reduced to zero, the notes will not receive any further allocations of interest collections or principal collections.

Ineligible Receivables and Overconcentration Amounts

The depositors may sell ineligible receivables to the trust so long as these ineligible receivables are originated in an eligible account.  If any ineligible receivables are in the trust, the incremental subordinated amount will be increased to take into account the principal balance of those ineligible receivables allocated to the series, which will result in a corresponding increase in the available subordinated amount.

The incremental subordinated amount will also be increased by the aggregate principal balance of receivables that are overconcentrations allocated to the series, which will also result in a corresponding increase in the available subordinated amount.  The overconcentration amounts are calculated on each determination date based on amounts on the last day of the prior month.

The “dealer overconcentration” is the excess of:

•                  the aggregate principal balance of receivables originated in the designated accounts of a dealer or a group of affiliated dealers, over

•                  2% (or 5% in the case of dealers affiliated with AutoNation, Inc.) of the pool balance.

The “development dealer overconcentration” is the excess of:

•                  the aggregate principal balance of receivables relating to dealers in which Ford or any affiliate of Ford has an equity investment exceeding 5% (as determined in accordance with the servicer’s customary policies and procedures), known as “development dealers,” over

•                  4% of the pool balance.

The “fleet vehicle overconcentration” is the excess of:

•                  the aggregate principal balance of receivables originated in designated accounts that are used by the servicer for fleet purchases of vehicles by the related dealer, over

•                  4% of the pool balance.

The “manufacturer overconcentration” is the sum of:

•                  the excess of:

—           the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of at least “A-” by Standard & Poor’s and Fitch (if rated by Fitch), and “A3” by Moody’s (if rated by Moody’s), over

—           10% of the pool balance, plus

•                  the excess of:

—           the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of “BBB+” or lower by Standard & Poor’s or unrated by Standard & Poor’s, or “BBB+” or lower by Fitch (if rated by Fitch), or “Baa1” or lower by Moody’s (if rated by Moody’s), over

—           2% of the pool balance.

The “medium and heavy truck overconcentration” is the excess of :

•                  the aggregate principal balance of receivables related to financed medium- and heavy trucks, over

•                  2% of the pool balance.

The “used vehicle overconcentration” is the excess of:

•                  the aggregate principal balance of receivables related to financed used and program vehicles, over

•                  20% of the pool balance.

The overconcentration definitions, including the percentages specified in the definitions, may be modified without the consent of the Series 2015-5 noteholders so long as the rating agency condition is satisfied for each rating agency then rating the notes.  “Rating agency condition” means, for any proposed action or request and each rating agency then rating the notes, the satisfaction of either of the following conditions, according to the then-current policies of the rating agency for that action or request: (a) the rating agency has notified the depositor, the servicer, the owner trustee and the indenture trustee in writing that the proposed action or request will not result in a downgrade or withdrawal of its then-current rating of any Series 2015-5 notes; or (b) the trust has given ten business days’ prior notice to the rating agency of the proposed action and the rating agency has not notified the depositor, the servicer, the owner trustee and the indenture trustee before the end of the ten-day period in writing that the action will result in a downgrade or withdrawal of its then-current rating of any Series 2015-5 notes.

Credit and Payment Enhancement

The credit and payment enhancement described below is available only for Series 2015-5.  Series 2015-5 will not be entitled to any series enhancement available to any other series that the trust has already issued or may issue in the future.

Excess Spread.  “Excess spread” for the series for any payment date will be the amount, if any, by which available investor interest collections exceeds the interest payments on the notes and the senior fees and expenses of the trust, as described above in items (1) to (8) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”  Any excess spread will be available on each payment date to reimburse defaulted receivables allocated to the series and to make required deposits in the reserve account.

Available Subordinated Amount.  If, on any payment date, available investor interest collections and excess interest collections available for the series from other series in excess interest sharing group one are insufficient to fund amounts in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” then available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) will be applied to cover those shortfalls.  Any such application of available depositor principal collections will reduce the available subordinated amount.  In addition, during an early amortization period, available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) will be available to make principal payments on the notes, as described above in item (2) of “Application of Investor Collections — Payment of Principal,” but any such application of available depositor interest collections and available depositor principal collections will not reduce the available subordinated amount.

If, on any payment date, (a) the defaulted receivables allocated to the series exceed the amounts available to cover those defaulted receivables or (b) any principal collections are used to pay interest on the notes, in each case, as described above in “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” then the available subordinated amount (after giving effect to any reductions on that date) will be reallocated to the invested amount for the series in an amount up to the sum of the excess defaulted receivables and the amount of available investor principal collections used to pay interest to avoid a reduction in the invested amount for the series.  The available subordinated amount will be reduced by the amount reallocated.

The “available subordinated amount” for the series on the first determination date will be $58,823,590.91 plus the incremental subordinated amount for that date.

On each subsequent determination date, the available subordinated amount will equal the lesser of:

•                  the required subordinated amount for that determination date, and

•                  an amount equal to:

—           the available subordinated amount for the prior determination date, minus

—           the amount of available depositor principal collections used to cover shortfalls of the payments and deposits to be made on the related payment date, as described above in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

—           the amount of the available subordinated amount reallocated to the invested amount in order to avoid a reduction in the invested amount of the series due to defaulted receivables or principal collections used to pay interest, as described above in “— Defaulted Receivables and Principal Collections Used to Pay Interest,” plus

—           the amount of available investor interest collections paid to the depositors to increase the available subordinated amount, as described above in item (13) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

—           the incremental subordinated amount for the prior determination date, plus

—           the incremental subordinated amount for the current determination date, minus

—           the subordinated percentage of the increase in the Series 2015-5 excess funding amount since the prior payment date to the following payment date, plus

—           the subordinated percentage of the decrease in the Series 2015-5 excess funding amount since the prior payment date to the following payment date, plus

—           an amount equal to the increase, if any, in the required subordinated amount as a result of a change in the subordination factor since the prior determination date, minus

—           an amount equal to the decrease, if any, in the required subordinated amount as a result of a change in the subordination factor since the prior determination date, plus

—           any increases made by the depositors, as described in the next paragraph.

The depositors may at any time increase the available subordinated amount so long as the cumulative amount of the increases does not exceed 3.50% of the initial note balance of the series.  The depositors will not be under any obligation to increase the available subordinated amount at any time.  If the available subordinated amount falls below the required subordinated amount, an amortization event may occur for Series 2015-5.  However, the depositors may elect to increase the available subordinated amount at the time an amortization event would otherwise occur in order to prevent or delay the occurrence of the amortization event.

The “required subordinated amount” for Series 2015-5 for any date will equal:

•                  the product of (a) the subordinated percentage for that date, multiplied by (b) the excess of the initial note balance of the series over the Series 2015-5 excess funding amount (after giving effect to any changes in the amount on that date), plus

•                  the incremental subordinated amount for that date.

The “subordinated percentage” for Series 2015-5 will equal the subordination factor, divided by the excess of 100% over the subordination factor.

The “subordination factor” for the Series 2015-5 notes is 12.00%, but will increase to 16.00% during a subordination step-up period, unless the depositors elect to increase the reserve account required amount and deposit the related increase amount in the reserve account.  A “subordination step-up period” will begin on any determination date for which the average of the monthly payment rates on the receivables for the three prior months is less than 25%, and will continue until any subsequent determination date for which the average of the monthly payment rates on the receivables for the three prior months is greater than or equal to 25%.

The subordinated percentage will equal approximately 13.64% when calculated using a subordination factor of 12.00% and will equal approximately 19.05% when calculated using a subordination factor of 16.00%.  The difference between these percentages is the “step-up percentage.”

The “incremental subordinated amount” for Series 2015-5 for any determination date will equal:

•                  a fraction:

—           the numerator of which is (a) the adjusted invested amount on the payment date following that determination date (after giving effect to any changes to be made in the amount on that payment date), plus (b) the product of the initial note balance of the series multiplied by the excess of the required pool percentage over 100%, plus (c) the required subordinated amount on that determination date (without giving effect to the incremental subordinated amount), minus (d) the Series 2015-5 excess funding amount on that determination date (after giving effect to any changes in the amount on that determination date), and

—           the denominator of which is the pool balance on that determination date, multiplied by

•                  the excess of (a) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations for that determination date, over (b) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations that, in each case, became defaulted receivables on or after the prior determination date and before the current determination date.

Reserve Account.  The indenture trustee will establish the reserve account for the benefit of the Series 2015-5 noteholders.  If, on any payment date, available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, are insufficient to fund certain of the amounts required to be paid on that date, as described above in items (1) to (7) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” the indenture trustee will apply amounts in the reserve account to the extent available to cover these shortfalls.

On the closing date, $4,313,730.00, which is 1.00% of the initial note balance of the series, will be deposited in the reserve account.  The “reserve account required amount” for any payment date is 1.00% of the initial note balance of the series, except that (a) for any payment date relating to a subordination step-up period, the depositors may elect to increase the percentage by the step-up percentage, instead of increasing the subordination factor and (b) for any payment date relating to the early amortization period, the percentage will increase to 5.00% of the initial note balance of the series, unless the depositors have already elected to increase the percentage under clause (a).  However, the depositors may reduce any of these percentages if the rating agency condition is satisfied for each rating agency then rating the notes.

If, on any payment date, the amount in the reserve account is less than the reserve account required amount, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, up to the amount of the shortfall, in the reserve account, as described above in item (8) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”

After the earlier of the payment in full of the series and the final maturity date, any funds remaining in the reserve account will be included in available investor principal collections.

Accumulation Period Reserve Account.  The indenture trustee will establish the “accumulation period reserve account” for the benefit of the Series 2015-5 noteholders to assist with the payment of interest on the notes during the controlled accumulation period.

Beginning on the payment date occurring in the second month prior to the start of the controlled accumulation period, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections and excess interest collections available for the series from other series in excess sharing group one in the accumulation period reserve account in an amount equal to $1,078,432.50, which is 0.25% of the initial note balance of the series, as described above in item (11) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”

On each payment date with respect to the controlled accumulation period, the indenture trustee will withdraw from the accumulation period reserve account and deposit in the collection account to the extent available an amount equal to the excess of (a) one-twelfth of the product of (i) the amount in the principal funding account on the prior payment date multiplied by (ii) the weighted average note interest rate, over (b) the net investment earnings from the reserve account, principal funding account, accumulation period reserve account and interest funding account for that payment date.

Amounts withdrawn from the accumulation period reserve account will be included in available investor interest collections.

On the earliest of the first payment date with respect to the early amortization period, the payment in full of the notes, and the final maturity date, any funds remaining in the accumulation period reserve account will be included as available investor interest collections

Subordination.  Series 2015-5 is structured so that the trust will pay interest and principal to each class sequentially in order of seniority.  Thus, the trust will not pay interest on any class of notes until the interest due on all more senior classes of notes is paid in full and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full.

In addition, the subordinated notes bear the risk of reduction of their invested amount due to defaulted receivables and principal collections used to pay interest prior to each more senior class of notes.

For more information about defaulted receivables and principal collections used to pay interest, you should read “— Defaulted Receivables and Principal Collections Used to Pay Interest” above.

These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Groups

Excess Interest Sharing Group One.  Series 2015-5 will be included in a group of series referred to as “excess interest sharing group one.”  Excess interest collections for the series, as described above in item (16) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” will be made available to any other series in excess interest sharing group one whose share of interest collections is not sufficient to make required payments or deposits for that series.  If available investor interest collections for the series are insufficient to make all required payments and deposits, the series will have access to excess interest collections from other series in excess interest sharing group one.  Each series that is part of excess interest sharing group one and has a shortfall will receive a share of the total amount of excess interest collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in excess interest sharing group one for that month.

Principal Sharing Group One.  Series 2015-5 will be included in a group of series referred to as “principal sharing group one.”  Shared principal collections for the series, as described above in item (3) of “— Application of Investor Collections — Payment of Principal,” will be made available to any other series in principal sharing group one whose share of principal collections is not sufficient to make required payments or deposits for that series.  If available investor principal collections for the series (determined without shared principal collections from other series) are insufficient to make all required payments and deposits, the series will have access to shared principal collections from other series in principal sharing group one.  Shared principal collections will be used to reimburse principal shortfalls, but not to reimburse defaulted receivables allocated to the series.  Each series that is part of principal sharing group one and has a principal shortfall will receive a share of the total amount of shared principal collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in principal sharing group one for that month.  To the extent that shared principal collections exceed principal shortfalls, the balance will be deposited in the excess funding account if needed to increase the net adjusted pool balance to the required pool balance and then paid to the depositors.

Amortization Events

The “amortization events” for the series consists of the trust amortization events described in the prospectus in “Description of the Notes — Amortization Events” and the following “series amortization events”:

(1)                       failure by either depositor (a) to make any payment or deposit within five business days of when the payment or deposit is required to be made, or (b) to observe or perform in any material respect any other covenants or agreements of that depositor in the related sale and servicing agreement, the indenture or the Series 2015-5 indenture supplement that adversely affects the amount or timing of payments to be made to the Series 2015-5 noteholders and continues for 60 days after it receives notice of the failure,

(2)                       any representation or warranty made by either depositor in the related sale and servicing agreement, the indenture or the Series 2015-5 indenture supplement, or any information required to be given by that depositor under the related sale and servicing agreement to identify the designated accounts proves to have been incorrect in any material respect when made or delivered that adversely affects the amount or timing of payments to be made to the Series 2015-5 noteholders and which continues to be incorrect for 60 days after it receives notice of the failure, except that an amortization event will not occur if that depositor has accepted reassignment of the related receivables, if applicable, during the 60-day period,

(3)                       the occurrence of a servicer termination event that adversely affects the amount or timing of payments to be made to the Series 2015-5 noteholders,

(4)                       the notes are not paid in full on the expected final payment date,

(5)                       the average of the monthly payment rates on the receivables for the three prior months is less than 21%,

(6)                       the available subordinated amount is less than the required subordinated amount on any payment date, after giving effect to any payments to be made on that payment date, and the shortfall continues for five business days; provided, that any reduction of the available subordinated amount resulting from reallocations of the available depositor principal collections to pay interest on the notes if LIBOR is equal to or greater than the prime rate on which interest on the receivables is calculated on the applicable LIBOR determination date will be considered an amortization event only if LIBOR remains equal to or greater than the prime rate for the 30 days following such LIBOR determination date,

(7)                       the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series for three consecutive months, after giving effect to any payments to be made on each related payment date, and

(8)                       the notes are accelerated after an event of default.

In the case of any event described in items (1) to (3) above that occurs and is continuing, an amortization event will occur only if either the indenture trustee or the holders of a majority of the note balance of the Series 2015-5 notes declare that an amortization event has occurred.

In the case of any trust amortization event, an amortization event with respect to all series, and in the case of any event described in items (4) to (8) above, an amortization event for Series 2015-5, will occur on the occurrence of the event without any notice or other action on the part of the indenture trustee or the holders of any series of notes.

For more information about trust amortization events and servicer termination events, you should read “Description of the Notes — Amortization Events” and “Servicing the Receivables — Resignation and Termination of Servicer” in the prospectus.

Events of Default

The events of default and the rights and remedies available to the indenture trustee and the noteholders when an event of default occurs, are described in “Description of the Notes — Events of Default and Remedies” in the prospectus.  There are no additional events of default which apply only to Series 2015-5.  The failure to pay interest due on any Series 2015-5 note which continues for 35 days will be an event of default for Series 2015-5.

Servicing Compensation and Payment of Expenses

The share of the servicing fee and the back-up servicing fee allocated to Series 2015-5 for any payment date is the monthly servicing fee and the monthly back-up servicing fee.  The portion of the monthly servicing fee and the monthly back-up servicing fee that is attributable to the depositor interest is the “monthly depositor servicing fee,” and the amount will be deducted from amounts otherwise payable to the depositors and deposited in the collection account for each payment date.

The “monthly servicing fee” will equal one-twelfth of the product of (a) 1%, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for the month, multiplied by (c) the pool balance on the last day of the prior month.

The “monthly back-up servicing fee” for any month will equal one-twelfth of the product of (a) 0.0065%, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for the month, multiplied by (c) the pool balance on the last day of the prior month.

The monthly depositor servicing fee for any month will equal one-twelfth of the product of (a) the product of (i) the sum of 1% and 0.0065%, multiplied by (ii) 100% minus the sum of the floating investor percentages for all series for the month, multiplied by (iii) the pool balance on the last day of the prior month, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for the month.

If the back-up servicer becomes the successor servicer, amounts in a back-up servicer reserve account will be used to pay the transition costs of the back-up servicer.  Transition costs in excess of the amount in the back-up servicer reserve account will be paid from available investor interest collections as described above in item (15) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”

For more information about the back-up servicer, you should read “Transaction Parties — Back-up Servicer” in the prospectus.

Monthly Investor Report

On or before the determination date in each month, the servicer will deliver an investor report to the owner trustee, the indenture trustee, the depositors and the rating agencies.  Each investor report will contain information about payments to be made on the Series 2015-5 notes on the payment date, the performance of the receivables during the prior month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The investor report will contain the following information for each payment date:

•                  the total amount of interest collections and principal collections available for payment to all series,

•                  the interest collections and principal collections allocated to the series,

•                  the amount of interest and principal paid on the notes,

•                  fees and expenses payable to the indenture trustee and the owner trustee,

•                  the principal balance of new receivables originated during the prior month under the designated accounts,

•                  the amount of defaulted receivables allocated to the series,

•                  the monthly payment rate,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•                  the balance of the excess funding account and any net deposits in or withdrawals from the excess funding account during the prior month,

•                  reductions of the invested amount of the series and any reimbursements of previous reductions of the invested amount,

•                  the pool balance,

•                  the adjusted pool balance,

•                  the net adjusted pool balance,

•                  the note balance of the notes,

•                  the available subordinated amount including the incremental subordinated amount and the required subordinated amount,

•                  the invested amount and adjusted invested amount, and

•                  the amount of redesignated accounts or reassigned or repurchased receivables and any repurchase demand activity.

On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to the Series 2015-5 noteholders through the indenture trustee’s internet website, which is located at https://GCTInvestorreporting.bnymellon.com.  For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the investor report with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on each payment date on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.

Annual Compliance Reports

The servicer will prepare a number of reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies for the trust:

•                  Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the sale and servicing agreements in all material respects throughout the prior calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•                  Assessment of Compliance:  a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the prior calendar year for each series that is subject to Regulation AB under the Securities Act of 1933, including disclosure of any material instance of noncompliance identified by the servicer, and

•                  Attestation Report:  a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria for each series that is subject to Regulation AB under the Securities Act of 1933 described above, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K no later than 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

DEPOSITORS’ REVIEW OF TRUST PORTFOLIO

The depositors performed a review of the trust’s portfolio of dealer floorplan receivables and the accounts designated to the trust designed and effected to provide reasonable assurance that the disclosure about the trust portfolio in this prospectus supplement and the prospectus is accurate in all material respects.  This review covered the entire portfolio of dealer floorplan receivables in the trust, not just a sample, and consisted of a statistical data review, daily system account and receivable eligibility validation, daily system receivables balance and payment validation, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositors consulted with, and were assisted by, responsible personnel of Ford Credit in performing the review.  The depositors also engaged a third party to assist it in its statistical data review using procedures designed and established by the depositors and determined by the depositors to be sufficient for purposes of their review of the trust portfolio.  The depositors take full responsibility for the review of the trust portfolio, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

A daily automated quality assurance review and validation of the accounts designated to the trust and the trust’s portfolio of receivables is performed in which systemic filters are used to confirm that the designated accounts and the receivables meet the eligibility criteria described in “Sale of the Receivables — Eligible Accounts” and “— Eligible Receivables” in the prospectus that are systematically verifiable.  If any account designated to the trust does not meet the eligibility criteria, the account is identified, reviewed and approved by Ford Credit securitization funding personnel for redesignation out of the trust on the first business day of the following month as described in “Sale of the Receivables — Redesignation of Accounts” in the prospectus.  Once an account has been redesignated from the trust, systemic filters prohibit any new receivables originated under the redesignated account from being transferred to the trust.  In certain circumstances, receivables originated in an account prior to redesignation may remain in the trust in accordance with the transaction documents.  Any receivable that does not meet the eligibility criteria is also identified on a daily basis and, provided the receivable was originated under an eligible account and the principal balance of the receivable is included in the incremental subordinated amount for the related month, which will result in a corresponding increase in the available subordinated amount, the receivable may remain in the trust in accordance with the transaction documents.   Securitization funding personnel have reviewed and confirmed that the systemic filters used in the daily automated quality assurance review accurately reflect the eligibility criteria described in the prospectus and transaction documents.  No ineligible accounts or ineligible receivables without corresponding incremental subordination were identified during the daily review and validation performed on the statistical cut-off date.

The trust portfolio composition, stratification tables and other trust portfolio information in “Summary — Trust Property” and “Trust Property” in this prospectus supplement were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  The data and information in these sections were reviewed and verified by Ford Credit’s securitization funding personnel as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these sections were recalculated and confirmed to be consistent with the data from the securitization system and other source data.  The depositors found no discrepancies in the trust portfolio composition, stratification tables or the other trust portfolio information in these sections.

A daily validation process is performed by Ford Credit in which the aggregate principal and non-principal balances of the receivables, which includes fees, flat charges, interest and any other non-principal amounts, and the cumulative principal and non-principal payments assessed and paid on such receivables, transferred from Ford Credit’s receivables system and other system sources to Ford Credit’s securitization system are systemically verified back to the source systems.  Any discrepancies between the securitization system and source system balances are identified on a daily basis, investigated, reconciled and reviewed with securitization funding personnel and relevant senior managers of Ford Credit during a monthly servicing review.  No discrepancies were found as a result of the daily validation process performed on the statistical cut-off date.

The depositors confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the trust’s portfolio of receivables and the accounts designated to the trust contained in this prospectus supplement and the prospectus.  The descriptions of the general information about the accounts designated to the trust and the receivables and how the receivables were originated were reviewed and confirmed as accurate by relevant senior managers and legal office personnel at Ford Credit.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the accounts and receivables accurately reflect the terms of the floorplan financing agreements and sales and service agreements under which Ford Credit finances the motor vehicle dealers’ inventory, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the securitization transaction documents.

Given the long standing and ongoing nature of Ford Credit’s relationship with its dealer floorplan customers, Ford Credit also performs a credit review of each dealer at least annually.  During the annual credit review process, Ford Credit personnel obtain current information on the dealer and review and verify that the information about the dealer, the dealer’s floorplan credit lines and the dealer’s risk rating in Ford Credit’s systems is accurate and up to date.

The depositors’ review of the trust’s portfolio of receivables and the accounts designated to the trust is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including establishment of credit lines and origination of receivables, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, establishment of credit lines and securitization processes.  In addition, Ford Credit has an integrated network of computer applications to make certain that information about the dealers, their accounts and the receivables originated under the accounts is accurately entered, captured, updated and maintained in its receivables and other systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositors have concluded that they have reasonable assurance that the disclosure about the trust’s portfolio of receivables and the accounts designated to the trust in this prospectus supplement and the prospectus is accurate in all material respects.

TRANSACTION FEES AND EXPENSES

The following table shows the fees that will be payable by the trust out of the collections allocated to Series 2015-5.  On each payment date, the servicer will instruct the indenture trustee to pay these fees, to the extent these fees have not been paid by the servicer or the administrator, from available investor interest collections, in the order and priority described above in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”  The fees to the owner trustee and the indenture trustee may be paid monthly, annually or on another schedule as agreed by the servicer, the administrator and the owner trustee or the indenture trustee, as applicable.

Fee	Monthly Amount

Monthly owner trustee fees	1/12 of $3,500
Monthly indenture trustee fees	1/12 of $4,000
Monthly servicing fee	1/12 of 1% of the portion of the receivables allocated to your series for this purpose
Monthly back-up servicing fee	1/12 of 0.0065% of the portion of the receivables allocated to your series for this purpose

The owner trustee fee is paid to the owner trustee for performance of its duties under the trust agreement.  The indenture trustee fee is paid to the indenture trustee for performance of its duties under the indenture.  The trust will pay and reimburse the owner trustee and the indenture trustee for their respective fees and reasonable out-of-pocket expenses incurred under the trust agreement and the indenture, respectively, each to the extent not paid by the servicer or the administrator.

The monthly servicing fee is paid to the servicer for the servicing of the receivables under the sale and servicing agreements.  The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, including (a) if Ford Credit is the servicer, all reasonable fees and disbursements of the owner trustee, the indenture trustee, the administrator and independent accountants, (b) taxes imposed on the servicer and (c) expenses incurred in connection with making payments and providing reports to the noteholders.  The monthly back-up servicing fee is paid to the back-up servicer for performing its duties under the back-up servicing agreement.

USE OF PROCEEDS

The net proceeds from the sale of the notes will be used by the depositors to purchase the receivables from Ford Credit.  Ford Credit will use the proceeds that it receives for its general corporate purposes.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of the securitization transaction in which Series 2015-5 will be issued, the originator of the receivables that are being securitized and the servicer of the receivables.  As the sponsor, Ford Credit has caused the depositors to be formed for purposes of participating in securitization transactions.  Each depositor is a wholly-owned subsidiary of Ford Credit.  Ford Credit has caused the depositors to form the trust that is the issuing entity for the series.  The depositors are the sole beneficiaries of the trust and the holders of the depositor interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the back-up servicer including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

TAX CONSIDERATIONS

Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion in “Tax Considerations” in the prospectus.  This discussion is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of the notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors regarding the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositors:

•                  the offered notes will be treated as debt for U.S. federal income tax purposes, and

•                  assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the notes with any original issue discount (other than, potentially, de minimis original issue discount), as described in “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note, as described in “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.  Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor.  This determination is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, and any person acting on behalf of or investing the assets of such a plan, that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and any person acting on behalf of or investing in the assets of such a plan, that purchases, holds or disposes of the notes will be deemed to represent that its purchase, holding or disposition of the notes is not and will not result in a violation of these similar laws or regulations.  References to the purchase, holding and disposition of the notes in this paragraph also refer to the purchase, holding and disposition of an interest or participation in the notes.

The sale of the notes to a plan is not a representation by the trust or the underwriters that the notes meet all relevant legal requirements for investments by plans generally or any particular plan or that the notes are appropriate for plans generally or any particular plan.

For additional information about the treatment of the notes in ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositors and the underwriters named below have entered into an underwriting agreement for the offered notes.  Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2 Notes	Class B Notes
Barclays Capital Inc.	$ •	$ •	$ •
Deutsche Bank Securities Inc.	•	•	•
Morgan Stanley & Co. LLC	•	•	•
RBS Securities Inc.	•	•	•
Total	$ •	$ •	$ •

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial note amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	•%	•%
Class A-2 notes	•%	•%
Class B notes	•%	•%

Some offered notes may be retained by the depositors.  The depositors will initially retain the Class C and Class D Notes.  Retained notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositors or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositors or the purchasers of the notes.  If the notes are sold through underwriters or broker-dealers, the depositors will be responsible for underwriting discounts or commissions or agent’s commissions.  The notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Each class of notes is a new issue of securities with no established trading market. The depositors have been advised by the underwriters that they intend to make a market in the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the offered notes will develop or about the liquidity of any trading market for the offered notes.  If a secondary market for the offered notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the offered notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositors, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositors) for any offered notes to be issued and purchased by the underwriters.

On request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL MATTERS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositors and the servicer.  Kirkland & Ellis LLP will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.  Kirkland & Ellis LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

INDEX OF DEFINED TERMS

accumulation period reserve account	S-43
amortization events	S-45
available depositor collections	S-34
available depositor interest collections	S-34
available depositor principal collections	S-34
available investor interest collections	S-35
available investor principal collections	S-35
available subordinated amount	S-41
back-up servicer	S-21
Class A notes	S-6
closing date	S-6
controlled accumulation amount	S-32
dealer overconcentration	S-39
defaulted receivable	S-38
determination date	S-34
development dealer overconcentration	S-39
development dealers	S-39
Dodd-Frank Act	S-11
excess interest sharing group one	S-44
excess spread	S-41
FCF Corp	S-6
FCF LLC	S-6
fixed investor percentage	S-33
fixed rate notes	S-6
fleet vehicle overconcentration	S-40
floating investor percentage	S-33
floating rate notes	S-6
Ford	S-6
Ford Credit	S-6
incremental subordinated amount	S-43
indenture supplement	S-7
indenture trustee	S-21
investor percentages	S-33

LIBOR determination date	S-31
manufacturer overconcentration	S-40
medium and heavy truck overconcentration	S-40
monthly back-up servicing fee	S-46
monthly depositor servicing fee	S-46
monthly payment rate	S-28
monthly servicing fee	S-46
notes	S-6
NRSRO	S-17
offered notes	S-6
owner trustee	S-20
payment date	S-7
plans	S-52
principal funding account	S-31
principal sharing group one	S-44
rating agencies	S-11
rating agency condition	S-40
required pool percentage	S-33
required subordinated amount	S-42
reserve account required amount	S-43
Series 2015-5 excess funding amount	S-32
Series 2015-5 notes	S-6
series amortization events	S-45
step-up percentage	S-42
subordinated percentage	S-42
subordination factor	S-42
subordination step-up period	S-42
trust	S-6
U.S. Bank	S-20
U.S. Bank Trust	S-20
used vehicle overconcentration	S-40
Wells Fargo	S-6

Annex A

OTHER SERIES ISSUED AND OUTSTANDING

Series 2006-1 variable funding notes

The Series 2006-1 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$1,250,000,000
Current aggregate funding commitments	$3,450,000,000
Series 2006-1 note interest rate

For each sub-class of the Series 2006-1 notes, (a) the related commercial paper cost of funds rate plus up to 0.55% per annum, (b) one-month LIBOR plus up to 1.05% per annum or (c) on the occurrence of certain specified events, the prime rate plus up to 2.05% per annum (in each case, subject to change in connection with any extension of the related stated commitment expiration date)

Subordination factor	25.00%, increasing to 29.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2006-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	For each sub-class of the Series 2006-1 notes, the close of business on the related stated commitment expiration date
Stated commitment expiration dates	November 16, 2015 to April 28, 2017 (subject to extension with respect to each sub-class of the Series 2006-1 notes)
Final maturity date	For any sub-class of the Series 2006-1 notes, the thirty-first distribution date following the sixth full collection period immediately following the related stated commitment expiration date
Closing date	March 30, 2006
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2012-2 notes

Initial invested amount	$747,713,000
Initial Class A principal balance	$650,000,000
Class A note interest rate	1.92% per annum
Initial Class B principal balance	$29,739,000
Class B note interest rate	2.32% per annum
Initial Class C principal balance	$42,484,000
Class C note interest rate	2.86% per annum
Initial Class D principal balance	$25,490,000
Class D note interest rate	3.50% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2012-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	July 2016
Expected final payment date	January 2017 payment date
Final maturity date	January 2019 payment date
Closing date	February 15, 2012
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2012-3 variable funding notes

The Series 2012-3 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$100,000,000
Current aggregate funding commitments	$200,000,000
Series 2012-3 note interest rate

For each sub-class of the Series 2012-3 notes, (a) the related commercial paper cost of funds rate plus up to 0.45% per annum, (b) one-month LIBOR plus up to 0.95% per annum or (c) on the occurrence of certain specified events, the prime rate plus up to 1.95% per annum (in each case, subject to change in connection with any extension of the related stated commitment expiration date)

Subordination factor	25.00%, increasing to 29.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2012-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	For any sub-class of the Series 2012-3 notes, the first day of the collection period that is six full collection periods before the expected final payment date for that sub-class
Stated commitment expiration dates	July 19, 2016 (subject to extension with respect to each sub-class of the Series 2012-3 notes)
Final maturity date	For any sub-class of the Series 2012-3 notes, the stated commitment expiration date
Closing date	July 25, 2012
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2012-5 notes

Initial invested amount	$747,713,000
Initial Class A principal balance	$650,000,000
Class A note interest rate	1.49% per annum
Initial Class B principal balance	$29,739,000
Class B note interest rate	1.69% per annum
Initial Class C principal balance	$42,484,000
Class C note interest rate	2.14% per annum
Initial Class D principal balance	$25,490,000
Class D note interest rate	2.73% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2012-5 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	March 2017
Expected final payment date	September 2017 payment date
Final maturity date	September 2019 payment date
Closing date	September 19, 2012
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-1 notes

Initial invested amount	$1,725,490,000
Initial Class A-1 principal balance	$600,000,000
Class A-1 note interest rate	0.85% per annum
Initial Class A-2 principal balance	$900,000,000
Class A-2 note interest rate	One-month LIBOR + 0.38%
Initial Class B principal balance	$68,627,000
Class B note interest rate	1.12% per annum
Initial Class C principal balance	$98,039,000
Class C note interest rate	1.37% per annum
Initial Class D principal balance	$58,824,000
Class D note interest rate	1.82% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	July 2015
Expected final payment date	January 2016 payment date
Final maturity date	January 2018 payment date
Closing date	January 23, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-2 notes

Initial invested amount	$200,000,000
Initial Class A principal balance	$200,000,000
Series 2013-2 note interest rate	2.09% per annum
Subordination factor	23.50%, increasing to 27.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	September 2019
Expected final payment date	March 2020 payment date
Final maturity date	March 2022 payment date
Closing date	March 21, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-4 notes

Initial invested amount	$460,131,000
Initial Class A principal balance	$400,000,000
Class A note interest rate	One-month LIBOR + 0.55%
Initial Class B principal balance	$18,301,000
Class B note interest rate	2.10% per annum
Initial Class C principal balance	$26,144,000
Class C note interest rate	2.29% per annum
Initial Class D principal balance	$15,686,000
Class D note interest rate	2.79% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-4 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	December 2017
Expected final payment date	June 2018 payment date
Final maturity date	June 2020 payment date
Closing date	June 18, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-5 notes

Initial invested amount	$1,437,909,000
Initial Class A-1 principal balance	$325,000,000
Class A-1 note interest rate	1.50% per annum
Initial Class A-2 principal balance	$925,000,000
Class A-2 note interest rate	One-month LIBOR + 0.47%
Initial Class B principal balance	$57,190,000
Class B note interest rate	1.88% per annum
Initial Class C principal balance	$81,699,000
Class C note interest rate	2.18% per annum
Initial Class D principal balance	$49,020,000
Class D note interest rate	2.38% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-5 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	March 2016
Expected final payment date	September 2016 payment date
Final maturity date	September 2018 payment date
Closing date	September 17, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-1 notes

Initial invested amount	$1,265,359,000
Initial Class A-1 principal balance	$450,000,000
Class A-1 note interest rate	1.20% per annum
Initial Class A-2 principal balance	$650,000,000
Class A-2 note interest rate	One-month LIBOR + 0.40%
Initial Class B principal balance	$50,327,000
Class B note interest rate	1.40% per annum
Initial Class C principal balance	$71,895,000
Class C note interest rate	1.55% per annum
Initial Class D principal balance	$43,137,000
Class D note interest rate	1.89% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	August 2016
Expected final payment date	February 2017 payment date
Final maturity date	February 2019 payment date
Closing date	February 19, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-2 notes

Initial invested amount	$460,131,000
Initial Class A principal balance	$400,000,000
Class A note interest rate	One-month LIBOR + 0.50%
Initial Class B principal balance	$18,301,000
Class B note interest rate	2.31% per annum
Initial Class C principal balance	$26,144,000
Class C note interest rate	2.46% per annum
Initial Class D principal balance	$15,686,000
Class D note interest rate	2.91% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	August 2018
Expected final payment date	February 2019 payment date
Final maturity date	February 2021 payment date
Closing date	February 19, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-3 notes

Initial invested amount	$400,000,000
Initial Class A principal balance	$400,000,000
Series 2014-3 note interest rate	One-month LIBOR + 0.50%
Subordination factor	23.50%, increasing to 27.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	December 2019
Expected final payment date	June 2020 payment date
Final maturity date	June 2022 payment date
Closing date	June 30, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-4 notes

Initial invested amount	$1,150,327,000
Initial Class A-1 principal balance	$550,000,000
Class A-1 note interest rate	1.40% per annum
Initial Class A-2 principal balance	$450,000,000
Class A-2 note interest rate	One-month LIBOR + 0.35%
Initial Class B principal balance	$45,752,000
Class B note interest rate	1.65% per annum
Initial Class C principal balance	$65,359,000
Class C note interest rate	1.90% per annum
Initial Class D principal balance	$39,216,000
Class D note interest rate	2.35% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-4 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	February 2017
Expected final payment date	August 2017 payment date
Final maturity date	August 2019 payment date
Closing date	August 26, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-5 variable funding notes

The Series 2014-5 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$125,000,000
Current aggregate funding commitments	$200,000,000
Series 2014-5 note interest rate

For each sub-class of the Series 2014-5 notes, (a) the related commercial paper cost of funds rate plus up to 0.60% per annum, (b) one-month LIBOR plus up to 1.10% per annum or (c) upon the occurrence of certain specified events, the prime rate plus up to 2.10% per annum (in each case, subject to change in connection with any extension of the related commitment expiration date)

Subordination factor	15.00%, increasing to 19.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-5 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	For each sub-class of the Series 2014-5 notes, the close of business on the related commitment expiration date
Commitment expiration dates	October 6, 2016 (subject to extension with respect to each sub-class of the Series 2014-5 notes)
Final maturity date	For any sub-class of the Series 2014-5 notes, the thirty-first payment date following the sixth full collection period immediately following the related commitment expiration date
Closing date	October 7, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2015-1 notes

Initial invested amount	$920,262,000
Initial Class A-1 principal balance	$425,000,000
Class A-1 note interest rate	1.42% per annum
Initial Class A-2 principal balance	$375,000,000
Class A-2 note interest rate	One-month LIBOR + 0.40%
Initial Class B principal balance	$36,601,000
Class B note interest rate	1.62% per annum
Initial Class C principal balance	$52,288,000
Class C note interest rate	1.87% per annum
Initial Class D principal balance	$31,373,000
Class D note interest rate	2.41% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2015-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	July 2017
Expected final payment date	January 2018 payment date
Final maturity date	January 2020 payment date
Closing date	February 10, 2015
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2015-2 notes

Initial invested amount	$575,164,000
Initial Class A-1 principal balance	$300,000,000
Class A-1 note interest rate	1.98% per annum
Initial Class A-2 principal balance	$200,000,000
Class A-2 note interest rate	One-month LIBOR + 0.57%
Initial Class B principal balance	$22,876,000
Class B note interest rate	2.18% per annum
Initial Class C principal balance	$32,680,000
Class C note interest rate	2.42% per annum
Initial Class D principal balance	$19,608,000
Class D note interest rate	3.02% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2015-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	July 2019
Expected final payment date	January 2020 payment date
Final maturity date	January 2022 payment date
Closing date	February 10, 2015
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2015-3 notes

Initial invested amount	$300,000,000
Initial Class A principal balance	$300,000,000
Class A note interest rate	One-month LIBOR + 0.68%
Subordination factor	23.50%, increasing to 27.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2015-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	December 2021
Expected final payment date	June 2022 payment date
Final maturity date	June 2024 payment date
Closing date	June 19, 2015
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2015-4 notes

The trust expects the Series 2015-4 notes to be issued on the closing date.  The Series 2015-4 notes are expected to have the following characteristics.

Initial invested amount	$431,373,000
Initial Class A-1 principal balance	$•
Class A-1 note interest rate	•% per annum
Initial Class A-2 principal balance	$•
Class A-2 note interest rate	One-month LIBOR + •%
Initial Class B principal balance	$17,157,000
Class B note interest rate	•% per annum
Initial Class C principal balance	$24,510,000
Class C note interest rate	•% per annum
Initial Class D principal balance	$14,706,000
Class D note interest rate	•% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2015-5 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	February 2018
Expected final payment date	August 2018 payment date
Final maturity date	August 2020 payment date
Closing date	August 18, 2015
Excess interest sharing group designation	One
Principal sharing group designation	One

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on this date.  Ford Credit is not offering the notes in any states where it is not permitted.

	Ford Credit Floorplan Master Owner Trust A Issuing Entity or Trust Series 2015-5 Asset Backed Notes
	$375,000,000	{	Class A-1 •% Notes

			Class A-2 Floating Rate Notes

Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Depositors	$17,157,000		Class B •% Notes

Ford Motor Credit Company LLC Sponsor and Servicer

	PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

	Barclays Deutsche Bank Securities Morgan Stanley RBS